AGREEMENT AND PLAN OF MERGER

AGREEMENT, (hereinafter, together with the Exhibits annexed hereto the “Agreement”) made and entered into as of the 26th day of May, 2004, by and among CUNO Incorporated, a Delaware corporation  (“Purchaser”), Minnie Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Acquisition Sub”) and WTC Industries, Inc., a Delaware corporation (the “Company).

RECITALS

WHEREAS, the respective Boards of Directors of Purchaser, Acquisition Sub and the Company have adopted or approved this Agreement, pursuant to which Acquisition Sub will be merged with and into the Company on the terms and subject to the conditions set forth in this Agreement (the “Merger”), with each share of common stock, $0.10 par value, of the Company issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.1) converting into the right to receive cash, except for (i) Company Treasury Shares (as defined in Section 1.4 (a)), (ii) shares of Company Common Stock owned by Purchaser or Acquisition Sub, and (iii) shares of Company Common Stock that are owned by stockholders (“Dissenting Stockholders”) who shall not have voted in favor of the Merger and who shall have properly demanded in writing appraisal for such shares (“Dissenting Shares”) pursuant to Section 262 of the Delaware General Corporation Law (“DGCL”);

NOW, THEREFORE, in consideration of mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree that the Company and Acquisition Sub shall be merged and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:

SECTION 1. PLAN OF MERGER.

1.1

Actions to be Taken. Upon performance of all of the covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all of the conditions to the obligations of the parties contained herein, at the Effective Time of the Merger (as hereinafter defined) and pursuant to the DGCL, the following shall occur:

(a)

Acquisition Sub shall be merged with and into the Company, which shall be the surviving corporation (the “Surviving Corporation”). The separate existence and corporate organization of Acquisition Sub shall cease at the Effective Time of the Merger, and thereupon the Company and Acquisition Sub shall be a single corporation, the name of which shall be PentaPure Holding Company. The Company, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of Acquisition Sub in accordance with the DGCL.

(b)

The Certificate of Incorporation of Acquisition Sub shall be the certificate of incorporation of the Surviving Corporation until amended as provided by law, except for the change in corporate name referred to in paragraph (a) above.

(c)

The By-Laws of Acquisition Sub shall be the by-laws of the Surviving Corporation until amended as provided by law.

(d)

Until changed in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, Mark G. Kachur, Frederick C. Flynn, Jr. and John A. Tomich shall be the directors of the Surviving Corporation.

(e)

Until changed in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, the following persons shall be the officers of the Surviving Corporation:

Name	Office
Mark G. Kachur	President and Chief Executive Officer
Frederick C. Flynn, Jr.	Chief Financial Officer
John A. Tomich	Secretary

(f)

As soon as practicable after the terms and conditions of this Agreement have been satisfied, and at the Closing (as defined in Section 8 below), a Certificate of Merger consistent with this Agreement, in form and substance satisfactory to the parties hereto (the “Certificate of Merger”), shall be filed with the Delaware Secretary of State. The Merger shall become effective on the date and time on which the Certificate of Merger is properly filed with such Secretary of State, or at such later time as is specified in the Certificate of Merger. As used in this Agreement, the “Effective Time of the Merger” shall mean such time.

1.2

Common Stock of Surviving Corporation. As of the Effective Time of the Merger, each share of the issued and outstanding shares of common stock of Acquisition Sub shall, by virtue of the Merger and without any action on the part of Purchaser, be converted into one share of the common stock of the Surviving Corporation. Each share shall be fully paid and non-assessable.

1.3

Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)

The term “Company Common Stock” shall mean the Company’s common stock of $.10 par value per share.

(b)

The term “Stockholder” shall mean a holder of the Company Common Stock, and the term “Stockholders” shall refer to all of the holders of stock of the Company.

(c)

The term “Number of Outstanding Common Shares” shall be the number of issued and outstanding shares of the Company Common Stock at the Effective Time of the Merger.

(d)

The term “Common Payment” shall mean Thirty Nine Dollars and Eighty Seven Cents ($39.87) which is the amount per share of Company Common Stock which will be paid by Purchaser at Closing for distribution after the Effective Time of the Merger to the holders of outstanding shares of Company Common Stock at the Effective Time of Merger.

1.4

Cancellation or Conversion of Company Common Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any stockholder of the Company:

(a)

Treasury Shares. Any share of the Company Common Stock held in the treasury of the Company, shall be canceled and retired. No cash, securities or other consideration shall be paid or delivered in exchange for such Company Common Stock under this Agreement.

(b)

Conversion. Except as provided herein with respect to Dissenting Shares (as defined in Section 1.4(d) below) and shares canceled pursuant to Section 1.4(a) hereof, at the Effective Time of the Merger, each share of Company Common Stock which is issued and outstanding shall be converted into the right to receive a cash payment in an amount equal to the Common Payment; provided, however, that each share of Company Common Stock which is owned by Purchaser or Acquisition Sub, if any, as of the Effective Time of the Merger shall be canceled without any consideration being issued therefor. Hereinafter, the aggregate cash payment to be received by holders of Company Common Stock at the Effective Time of the Merger is sometimes referred to as the “Cash Payment Amount”.

(c)

Surrender of Certificates. After the Effective Time of the Merger, each holder of an outstanding certificate or certificates theretofor representing shares of Company Common Stock converted pursuant to Section 1.4(b) hereof (“Company Common Stock Certificates”), upon surrender thereof to Purchaser as provided herein, shall be entitled to receive in exchange therefor the amounts provided in Section 1.4(b), without interest. Until so surrendered, each outstanding Company Common Stock Certificate shall be deemed for all purposes to represent the Common Payment for the shares represented by the Certificate.

Whether or not a Company Common Stock Certificate is surrendered, from and after the Effective Time of the Merger, such Certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in the Company, the Surviving Corporation or any other person, firm or corporation.

(d)

Dissenters. The shares of Company Common Stock held by those stockholders of the Company who have timely and properly exercised their dissenters’ rights in accordance with the provisions of Section 262 of the DGCL applicable to dissenters’ rights (the “Appraisal Laws”) and have not withdrawn or lost their dissenters' rights under the Appraisal

Laws are referred to herein as “Dissenting Shares.”  Each Dissenting Share, the holder of which, as of the Effective Time of the Merger, has not effectively withdrawn or lost his dissenters’ rights under the Appraisal Laws, shall not be converted into or represent a right to receive the Common Payment in the Merger, but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his Company Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from the Surviving Corporation from funds provided by Purchaser (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions). If any holder of Dissenting Shares shall effectively withdraw or lose his dissenters’ rights under the Appraisal Laws, each Dissenting Share shall be converted into the right to receive the Common Payment in accordance with the provisions of Section 1.4(b) hereof.

1.5

Options. As of the Effective Time of the Merger, each person or entity listed in Schedule 2.2 of the Company Disclosure Letter holds options, warrants, or other rights (including without limitation rights under the WTC Industries, Inc. 1996 Stock Plan and the Company’s 1994 Stock Option Plan) in the amounts and at the prices set forth in such schedule of the Company Disclosure Letter to purchase or acquire shares of Company Common Stock (each an “Option” and collectively the “Options”). At the Effective Time of the Merger, but subject to any adjustment under Section 1.6(a) or (b) below, each holder of an Option shall have the right to receive from the Payment Agent on behalf of the Purchaser (or on behalf of the Company, in the case of Options held by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended) in respect of each share of Company Common Stock underlying each such Option, a cash payment equal to the positive difference per share between the exercise price applicable to such Option and the Common Payment, less required withholding taxes. The Company agrees to take all actions necessary, including, without limitation, the giving of appropriate notices to the holders of Options, so that at or before the Effective Time of the Merger each Option shall represent the right solely to receive payment for such Options as set forth herein. The Company’s Board of Directors has approved with respect to the Company’s directors and executive officers the payments provided in this Section 1.5 with respect to Options held such persons.

1.6

Payment.

(a)

The Common Payment has been calculated based upon the representations and warranties made by the Company in Section 2.2. Without limiting the effect of the failure of the representations and warranties made by the Company in Section 2.2 to be true and correct, in the event that, at the Effective Time of the Merger, the sum of (i) the actual Number of Outstanding Common Shares, and (ii) the actual number of shares of Company Common Stock issuable upon the exercise of Outstanding Options, warrants or similar agreements or upon conversion of securities, (including without limitation, as a result of any stock split, stock dividend, including any dividend or distribution of securities convertible into Company Common Stock, or recapitalization) is greater or less than as described in Section 2.2, the Common Payment shall be appropriately adjusted downward or upward without change to the Cash Payment Amount.

(b)

In the event that, at the Effective Time of the Merger, the Indebtedness (as hereinafter defined) of the Company exceeds $14 million, then the total of the Cash Payment Amount and the payment to holders of Options under Section 1.5 shall be reduced by one dollar for each dollar of such excess, and the Common Payment and the payment to holders of Options under Section 1.5 shall be proportionately reduced to reflect the reduction. For purposes of this Section 1.6(b), “Indebtedness” shall mean (without duplication) any indebtedness for borrowed money or indebtedness evidenced by any note, bond, debenture or other debt security.

(c)

At the Closing, and in any event no later than the Effective Time of the Merger, Purchaser shall deposit with a payment agent to be selected by Purchaser and reasonably acceptable to the Company (the “Payment Agent”), for the benefit of the holders of Company Common Stock and the Options, in cash, an amount equal to the aggregate of the Cash Payment Amount and the total amount payable to holders of Options as provided in Section 1.5 above (such cash is hereinafter referred to as the “Payment Fund”).

(d)

As soon as reasonably practicable after the Effective Time of the Merger, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Common Stock (the “Certificates”):

(i)

a letter of transmittal, which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Payment Agent, and which shall be in such form and have such other provisions as Purchaser and the Company may reasonably specify; and

(ii)

instructions on how to surrender the Certificates in exchange for the Common Payment.

Upon surrender to the Payment Agent of a Certificate for cancellation, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Common Payment which such holder has the right to receive pursuant to the provisions of this Section 1.6, and the Certificate so surrendered shall forthwith be canceled. In the event that a transfer of ownership of shares of Company Common Stock is not registered in the transfer of records of the Company, payment of the Common Payment may be made to a transferee if the Certificate representing such shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.6, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Common Payment as contemplated by this Section 1.6.

(e)

In the event that any Certificate shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Common Payment required pursuant to this Agreement; provided, however, that Purchaser or the Payment Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

(f)

All Common Payments paid upon the surrender for exchange of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock.

(g)

Any portion of the Payment Fund which remains undistributed to the Stockholders of the Company for six (6) months after the Effective Time of the Merger shall be delivered to Purchaser, and any Stockholders who have not theretofore complied with this Section 1.6 shall thereafter look only to Purchaser for payment of their claim for the Cash Payment Amount.

(h)

Neither Purchaser nor the Surviving Corporation shall be liable to any holder of Company Common Stock for cash from the Payment Fund delivered to a public official pursuant to applicable abandoned property escheat or similar law.

(i)

No interest will be paid or will accrue on any cash payable pursuant to Section 1.6.

(j)

The Payment Agent shall invest any cash included in the Payment Fund as directed by Purchaser on a daily basis, with such investments to be made only in short-term U.S. government obligations. Any interest or other income resulting from these investments shall promptly be paid to Purchaser. Purchaser shall promptly reimburse any losses which may have resulted from such investments so that at all times Payment Agent shall hold the full amount necessary to make the payments required hereunder.

(k)

Each of the Surviving Corporation and Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the provisions of the Internal Revenue Code and the rules and regulations promulgated thereunder, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or Purchaser (or Payment Agent at the direction of Purchaser), as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which deduction withholding was made.

(l)

Purchaser shall pay all fees and expenses of the Payment Agent.

l.7

Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time of the Merger and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

1.8

Further Assurances. From time to time, on and after the Effective Time of the Merger, as and when requested by Purchaser or its successors or assigns, the proper officers and directors of the Company immediately before the Effective Time of the Merger, the officers and directors of the Surviving Corporation at the time of the request, or other proper officers or directors, shall, at Purchaser’s expense, and for and on behalf and in the name of the Company, or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further or other reasonable actions as Purchaser or their respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all the properties, rights, privileges, powers, franchises and immunities of the Company and otherwise to carry out fully the provisions and purposes of this Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As used herein, the “Company Disclosure Letter” shall mean the Company Disclosure Letter delivered by the Company to Purchaser. The Company Disclosure Letter shall refer to the representation or warranty to which exceptions or matters disclosed therein relate; provided however that an exception or matter disclosed with respect to one representation or warranty shall also be deemed disclosed with respect to each other warranty where there is a cross reference stated. Except as set forth in the Company Disclosure Letter, the Company hereby represents and warrants to Purchaser and Acquisition Sub that all of the statements contained in this Section 2 are true and correct as of the date of this Agreement (or if made as of a specified date, as of such date).  As provided in Section 7.2(a), it is a condition precedent to Purchaser’s and Acquisition Sub’s obligations that such statements are true and correct as of the Closing (or if made as of a specified date, as of such date).

The representations and warranties are as follows:

2.1

Organization and Qualifications of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company’s Certificate of Incorporation as amended to date, certified by the Delaware Secretary of State, and the Company’s by-laws, as amended to date, certified by the Company’s Secretary, and heretofore delivered to Purchaser, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Certificate of Incorporation or bylaws. The Company is duly qualified to do business as a foreign corporation in the State of Minnesota and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company Group.

2.2

Capital Stock of the Company;  Beneficial Ownership.

7

(a)

The authorized capital stock of the Company consists of  2,000,000 shares of Preferred Stock, of which no shares are outstanding, and 15,000,000 shares of Common Stock, par value $.10 per share, of which, as of the date hereof, 1,906,999 shares are outstanding, fully paid and non-assessable and  13,093,001 shares are authorized but unissued. The Company has delivered to the Purchaser a list of its registered shareholders as of a recent date that is certified by the Company’s transfer agent. No class of capital stock of the Company is entitled to preemptive rights. Since January 1, 2003 to the date of this Agreement, there have been no issuances of shares of the Stock of the Company other than issuances of shares pursuant to options, warrants or rights outstanding under the Benefit Plans of the Company as described in the Company Disclosure Letter. All issued and outstanding shares of the Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. No other classes of stock are authorized.

(b)

Except for the options described in the Company Disclosure Letter (the “Outstanding Options”), there now are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any additional shares of capital stock of any class of the Company or any such options, warrants, rights or securities. No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which Stockholders may vote are issued or outstanding. Following the Effective Time of the Merger, no holder of Outstanding Options will have any right to receive shares of Company Common Stock or any other consideration upon exercise of such Outstanding Options and all such Outstanding Options shall cease to exist as of the Effective Time of the Merger. The treatment of the Outstanding Options pursuant to Section 1.5 herein complies with the terms of such options and the plans under which they were issued.

(c)

None of the Company’s capital stock has been issued in violation of any federal or state securities laws. Except as set forth in the Company Disclosure Letter, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company is a party.

2.3

Subsidiaries. Except for PentaPure, Incorporated, a Minnesota corporation (the “Subsidiary”), the Company does not have any direct or indirect subsidiaries.  Except as listed in the Company Disclosure Letter and except for the shares of stock in the Subsidiary, the Company does not own any securities issued by any other business organization or governmental authority, except United States, state, and municipal government securities, bank certificates of deposit, or money market accounts acquired as investments in the ordinary course of its business, and, except as set forth in the Company Disclosure Letter, neither the Company nor the Subsidiary owns or has any direct or indirect ownership interest in or control over any other corporation, partnership, joint venture, or entity of any kind.

All of the issued and outstanding shares of stock of the Subsidiary are owned by the Company free and clear of all liens, pledges, claims, security interests and other encumbrances of any kind whatsoever (collectively, "Liens"). The Company Disclosure Letter specifies the Subsidiary’s authorized capital stock and the number of shares which are issued and outstanding.

There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any shares of stock of any class of the Subsidiary or any such options, warrants, rights or securities.

The Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power and corporate authority to own or lease its properties. Copies of the Subsidiary’s organizational documents, as amended to date, have been provided to Purchaser. The Subsidiary (i) is not in violation of any of the terms of its organizational documents, and (ii) is duly qualified to do business as a foreign corporation in the jurisdictions listed in the Company Disclosure Letter, and is not required to be licensed or qualified to conduct its business or its property in any other Jurisdiction, except where such violation, or where the failure to be so licensed or qualified, would not have a Material Adverse Effect on the Company Group.

In this Agreement the Company and the Subsidiary are sometimes referred to as the “Company Group.”

2.4

Authority of the Company; Consents; Approvals; Fairness Opinion.

(a)

The Company has full right, authority and power to enter into this Agreement, to approve the Voting Agreement (as defined below) and to carry out the transactions contemplated hereby, subject in the case of consummation of the Merger to the receipt of the Stockholder Approval as described below. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, including (i) unanimous approval by the Company’s Board of Directors and (ii) unanimous approval by a special committee of the Company’s Board of Directors established on February 18, 2004 by the Board of Directors, subject to the approval of this Agreement and the transactions contemplated hereby by the Stockholders in accordance with the DGCL and the Certificate of Incorporation and by-laws of the Company (“Stockholder Approval”). This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by general equity principles (regardless of whether such enforceability is considered in a proceeding at equity or at law).

The execution, delivery and performance by the Company of this Agreement:

(i)

does not and will not violate any provision of the Certificate of Incorporation or by-laws of the Company, or the charter documents of the Subsidiary;

(ii)

subject to obtaining the Required Consents, as defined below, does not and will not violate any laws of the United States or any state or other jurisdiction applicable to the Company Group or require the Company Group to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made (other than Stockholder Approval); and

(iii)

subject to obtaining the Required Consents, and except as set forth in the Company Disclosure Letter, does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, license, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which any member of the Company Group is a party or by which the property of any member of the Company Group is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on the assets of any member of the Company Group.

(b)

Except for filings, consents, permits and approvals that may be required under, and other requirements under, the Securities Act, the Exchange Act, the HSR Act and the filing of documentation to effectuate the Merger (collectively, the “Required Consents”), no filing with or notice to, and no permit or approval of, any Governmental Entity is necessary for the execution and delivery by the Company of this Agreement and its performance of the transactions contemplated hereby. All such Required Consents are listed in the Company Disclosure Letter.

(c)

The Company has received written opinions from Robert W. Baird & Co. Incorporated and from Greene, Holcomb & Fisher, LLC which have not been withdrawn (the “Fairness Opinions”), copies of which are being provided to Purchaser herewith, to the effect that the consideration to be received by the Stockholders hereunder is fair to the Stockholders (other than Purchaser and Acquisition Sub) from a financial point of view, and such Fairness Opinions are acceptable in form and substance to the Company’s Board of Directors.

(d)

The Company’s Board of Directors, at a meeting duly called and held, has (i) unanimously determined that this Agreement and the Merger are fair to and in the best interests of the Stockholders, (ii) unanimously approved the Merger in compliance with the DGCL and any other applicable law, and (iii) unanimously resolved to recommend that Stockholders approve this Agreement and the Merger. A committee of the Company’s Board of Directors comprised exclusively of independent directors formed by the Board of Directors has unanimously approved the Merger. None of the aforesaid actions by the Company’s Board of Directors or the committee of the Company’s Board of Directors has been amended, rescinded or modified and such actions remain in full force and effect.

(e)

There are no “anti-takeover” provisions (including so called “fair price” or “control share” provisions) applicable to this Agreement or the transactions contemplated hereby under the DGCL.

2.5

Filings With the SEC. The Company has timely made all filings with the SEC that it has been required to make since January 1, 1999 under the Securities Act and the Exchange Act (collectively the “Company Public Reports”). Each of the Company Public Reports, as of their respective dates but after giving effect to any amendment thereto, complied with the Securities Act and the Exchange Act in all material respects. None of the Company

Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has delivered to Purchaser a correct and complete copy of each Company Public Report (together with all exhibits and schedules thereto and as amended to date).

2.6

Financial Statements.

The Company Public Reports filed by the Company include Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and an Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (the “Annual Report”). As used in this Agreement, March 31, 2004 is the “Most Recent Fiscal Quarter End.”  The financial statements included in or incorporated by reference into these Company Public Reports (including the related notes and schedules) and in Company’s consolidated balance sheet as of April 30, 2004 and consolidated income statement for the four months then ended (the “Interim Financial Statements”) have been prepared in accordance with the books and records of the Company and with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis as of the indicated dates and the results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis for the indicated periods; provided, however that (i) the interim statements included or incorporated by reference into the Company Public Reports and the Interim Financial Statements are subject to normal year-end adjustments and do not include all footnotes, and (ii) the Interim Financial Statements do not include a statement of cash flows.

Since December 31, 2003, the Company and its Subsidiaries conducted their respective businesses only in the ordinary and usual course, consistent with past practice, and (a) have not incurred, and do not have (except as set forth in the Company Public Reports), any liabilities or obligations (whether absolute, accrued, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries or the footnotes thereto where said balance sheet was prepared in conformity with GAAP, other than liabilities incurred in the ordinary course of business, (b) have not taken any action, and no fact, event, circumstance or change has occurred or arisen, that, if Section 3.2 herein had been in effect, would have violated the provisions of Section 3.2, and (c) there has not been any fact, event, circumstance or change affecting or relating to the Company Group which individually or in the aggregate have had a Material Adverse Effect on the Company. Except for liabilities or obligations which are accrued or reserved against in the Interim Financial Statements or disclosed in the Company Disclosure Letter, none of the Company and its Subsidiaries have any liabilities or financial obligations (whether absolute, accrued, contingent or otherwise) as of the date of this Agreement which would have a Material Adverse Effect, and the Company has no knowledge of any valid basis for the assertion of the foregoing.

Each of the Company and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls.

2.7

Real Estate.

No member of the Company Group owns any real estate, and no member of the Company Group has owned any real estate since December 31, 1999. No member of the Company Group leases any real estate, other than pursuant to the leases (the “Real Estate Leases”) listed in the Company Disclosure Letter. True and complete copies of the Real Estate Leases have been provided to or made available to Purchaser for review. Each member of the Company Group is in possession of the properties purported to be leased by it under the Real Estate Leases and the member of the Company Group that is a party to any such Real Estate Lease, and to the knowledge of the Company, the other party thereto, is not in default under such Real Estate Lease. Except as set forth in the Company Disclosure Letter, no consent is required under any of the Real Estate Leases in connection with the transactions contemplated by this Agreement.

2.8

Taxes.

(a)

The Company has paid or caused to be paid all federal taxes, and all material state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, “Taxes”), owed or required to be paid by any member of the Company Group through the date hereof, and will pay all Taxes required to be paid by any member of the Company Group through the Closing Date, except for Taxes not yet due which are properly accrued on the balance sheet for the Most Recent Fiscal Quarter End in accordance with GAAP.

(b)

The Company has in accordance with applicable law timely filed all federal, and all state, local and foreign tax returns required to be filed by any member of the Company Group through the date hereof, and, to the knowledge of the Company, all such returns correctly set forth the amount of any Taxes or losses relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company Group for taxable periods ended on or after December 31, 1999 is set forth in the Company Disclosure Letter, and said Letter indicates those returns which have been audited or which currently are the subject of an audit. For each taxable period of the Company Group ended on or after December 31, 1999, the Company has made available to Purchaser correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies filed by, assessed against or agreed to by the Company.

(c)

Neither the Internal Revenue Service (the “IRS”) nor any other governmental authority, domestic or foreign, is now asserting or, to the knowledge of the Company, threatening to assert, against the Company Group any deficiency or claim for additional Taxes. Since December 31, 1999 no claim has been made by any governmental entity in a jurisdiction where any member of the Company Group does not file reports and returns asserting that any member of the Company Group is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of any member of the Company

Group that arose in connection with any failure (or alleged failure) to pay any Taxes. Except as set forth in the Company Disclosure Letter, since December 31, 1999, no member of the Company Group has ever entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the “Code”).

(d)

Except as set forth in the Company Disclosure Letter, since December 31, 1999, there has not been any audit of any tax return filed by any member of the Company Group, no such audit is in progress, and no member of the Company Group has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in the Company Disclosure Letter, no extension of time with respect to any date on which a tax return was or is to be filed by any member of the Company Group is in force, and no waiver or agreement by any member of the Company Group is in force for the extension of time for the assessment or payment of any Taxes.

(e)

Except as set forth in the Company Disclosure Letter, since December 31, 1999 the Company and each other member of the Company Group has never been (and has never had any liability for unpaid Taxes because it once was) a member of an “affiliated group” (as defined in Section 1504(a) of the Code) other than a group of which the Company is the parent. Except as set forth in the Company Disclosure Letter, the Company and each other member of the Company Group has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any other entity. No member of the Company Group is a party to any tax sharing or tax indemnity agreement.

(f)

For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections.

(g)

No member of the Company Group has made an election under Section 341 (f) of the Code.

2.9

Intellectual Property.

For purpose of this Agreement, “Intellectual Property” shall mean trademarks and service marks and applications to register such marks, both foreign and domestic; patents and patent applications, both foreign and domestic; copyrights; Internet domain names, trade names, trade dress, designs and logos; computer software and the source code and object code related thereto; and confidential information, know-how, inventions, methodologies and trade secrets. The Company Disclosure Letter contains a list identifying each patent, patent application, registered and unregistered trademarks and service marks, and registered copyright owned by any member of the Company Group and each license of Intellectual Property to which any member of the Company Group is a party (except licenses granted to customers in the ordinary course of business).

(a)

Each of the Company and its Subsidiaries  is the sole and exclusive owner of or has an irrevocable royalty-free license or other right to use all Intellectual Property used in or necessary for the conduct of its business as currently conducted, including all Intellectual

Property listed in the Company Disclosure Letter, free and clear of all Liens, other than the blanket security interest of the Company’s bank lender;

(b)

The use or ownership of any such Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any third persons, and the products and services provided by the Company and its Subsidiaries and their respective operations do not infringe the intellectual or proprietary rights of any third persons;

(c)

In the case of any license agreement for material Intellectual Property, the member of the Company Group that is a party to any such license agreement is in compliance therewith in all respects and is not in default under such license agreement;

(d)

To the knowledge of the Company, no third party is infringing upon or challenging the ownership, use, validity or enforceability of any material Intellectual Property owned or used by any member of the Company Group; and

(e)

Since December 31, 1999, no member of the Company Group has received any written notice of any pending or threatened claim, suit or proceeding challenging the ownership, use, validity or enforceability of any Intellectual Property owned or used by any member of the Company Group.

2.10

Material Contracts.

(a)

The Company Disclosure Letter attached hereto lists, and the Company has made available to Purchaser, true and complete copies of all material contracts or other obligations (the “Material Contracts”) to which any member of the Company Group is a party or by which it is bound, including those of the following types:

(i)

Employment agreements and any other contracts with or loans to any of the Company Group’s stockholders, officers, directors, employees, consultants, distributors or sales representatives;

(ii)

Any Benefit Plans, except for Benefit Plans where such Plans are maintained by any member of a Company Group that will not give rise to a Material Adverse Effect on the Company Group;

(iii)

Any material contracts with customers;

(iv)

Any deeds of trust, mortgages, conditional sales contracts, security agreements, pledge agreements, trust receipts, or any other agreements or arrangements whereby any assets of the Company Group are subject to a lien, encumbrance, charge or other restriction;

(v)

Any loan agreements, letters of credit or lines of credit;

(vi)

Any contracts restricting any member of the Company Group from doing business or competing in any area;

(vii)

Purchase orders issued or received and any contracts, in each case, calling for aggregate payments in excess of $100,000;

(viii)

Any joint venture, partnership, limited liability company or limited partnership agreement;

(ix)

Any guarantees of the obligations of any other party (including other members of the Company Group) except those resulting from the endorsement of customer checks deposited for collection;

(x)

Any other contracts which may have a material impact on the Company Group’s assets, results of operations or financial condition; and

(xi)

Any commitment to enter into any of the foregoing.

In the case of each Material Contract, the member of the Company Group party thereto has not received notice of any default under any such contracts, obligations or commitments, and is not in default under, and no event has occurred which with notice or the lapse of time or both would constitute a material default or violation of, any such contracts, obligations or commitments. To the knowledge of the Company, no other party to each Material Contract is in default.

Except as set forth in the Company Disclosure Letter, no consent is required under any of the Material Contracts in connection with the transactions contemplated by this Agreement.

2.11

Litigation. Except as set forth in the Company Disclosure Letter or in the Company Public Reports, there are no legal, administrative, arbitration or other proceedings or claims pending or, to the knowledge of the Company, threatened against any member of the Company Group, nor is any member of the Company Group subject to any existing proceedings, claims or judgments. Except as set forth in the Company Disclosure Letter, no member of the Company Group is operating under or subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

2.12

Compliance with Applicable Laws; Environmental Matters.

(a)

Laws. Except as set forth in the Company Disclosure Letter or as disclosed in the Company Public Reports, the operations, assets and properties of each member of the Company Group are and have been since December 31, 1999 in compliance with all federal, foreign, state, county, and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders and decrees applicable to the conduct of business of the

Company Group and to the assets owned, used or occupied by it (collectively referred to hereinafter as the “General Laws”), including without limitation all applicable foreign, federal, state, county and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health and the environment (collectively referred to hereinafter as the “Environmental Laws”), except for non-compliance that would not have a Material Adverse Effect on the Company Group. Except as set forth in the Company Disclosure Letter, no member of the Company Group has received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that it was not or currently is not in compliance with the Environmental Laws and General Laws, except for noncompliance that would not have a Material Adverse Effect on the Company Group, and to the knowledge of the Company, no such item is threatened.

(b)

Environmental Laws. Except as set forth in the Company Disclosure Letter, all businesses and operations of the Company Group are in compliance with any: (i) judgments, orders, decrees, awards or directives, of any court, arbitrator or administrative or governmental agency or entity binding any member of the Company Group and concerning compliance with the Environmental Laws; and (ii) consent decrees, administrative orders, settlement agreements or other settlement documents entered into by any member of the Company Group with any administrative or governmental agency or entity concerning compliance with the Environmental Laws.

(c)

Hazardous Materials. Except as set forth in the Company Disclosure Letter, the assets (including but not limited to real property) owned, leased or operated by the Company Group and, to the knowledge of the Company, the assets, including but not limited to real property, formerly owned, leased, occupied or operated by the Company Group (in the case of real property leased by the Company Group, it being understood in addition that no representation is made with respect to portions of the real property not actually leased and utilized by a member of the Company Group) do not contain any materials designated as hazardous substances, hazardous wastes, hazardous materials, pollutants or contaminants as defined in or regulated under any applicable Environmental Laws (collectively, “Hazardous Materials”) therein, thereon, thereunder or emanating therefrom, other than Hazardous Materials which are properly stored, generated, used and/or disposed of in accordance with all Environmental Laws. Except as set forth in the Company Disclosure Letter, no Hazardous Materials used or generated by any member of the Company Group have been or are being treated, stored, transported or disposed of in material violation of any Environmental Laws.

(d)

Licenses and Permits. The Company Disclosure Letter lists material permits, licenses and other authorizations issued by administrative or governmental agencies or entities under the General Laws and the Environmental Laws or otherwise required for the conduct of the Company Group’s business as presently conducted which are held by the Company Group (“Licenses and Permits”). The Licenses and Permits include all such permits which are necessary to the Company Group’s business and operations as presently conducted and the Company Group is and has been in material compliance with the terms and conditions of the Licenses and Permits.

2.13

Finder’s or Investment Banker’s Fee. No agent, broker, investment banker, financial advisor or similar person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee payable by the Company in connection with this Agreement or the Merger, other than Robert W. Baird & Co. Incorporated and Greene, Holcomb & Fisher LLC. The Company has provided to Purchaser a true and complete copy of all agreements providing for any commission, fee or expense payment to Robert W. Baird & Co. Incorporated and to Greene, Holcomb & Fisher LLC.

2.14

ERISA and Employment Matters.

(a)

The Company Disclosure Letter contains a true and complete list of all Benefit Plans of the Company Group.

(b)

The Company has delivered or made available to Purchaser a current, accurate and complete copy of each Benefit Plan and of any material agreements or documents related to such Benefit Plan such as trust agreements or funding instruments, the most recent determination letter, the most recent summary plan description, and, for the three (3) most recent years, the Form 5500 and attached Schedules.

(c)

(i) Each Benefit Plan is administered in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) no actions, suits or claims, other than the routine claims for benefits in the ordinary course of business, are pending against any Plan or the Company Group in connection with any Benefit Plan, or, to the knowledge of the Company, threatened, except as set forth in the Company Disclosure Letter; (iii) neither the Company nor any Subsidiary nor any of the Benefit Plans has engaged in any transaction as a result of which the Company Group would reasonably be expected to be subject to any liability pursuant to Sections 406 and 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) or (l) of ERISA or a tax imposed pursuant to Section 4975 of the Code and no fact or event exists which could give rise to any liability.

(d)

None of the Benefit Plans is subject to Title IV of ERISA or the minimum funding requirements of the Code or ERISA, nor has the Company or any Subsidiary during each year within the six (6) year period preceding the Effective Time of the Merger, maintained or contributed to a plan subject to Title IV of ERISA. None of the Benefit Plans is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

(e)

No member of the Company Group maintains any pension plan within the meaning of Section 3(2)(A) of ERISA, except for the PentaPure Incorporated 401(k) Plan (the “WTC Plan”) which is maintained by WTC and the Subsidiary, hereinafter the WTC Plan is sometimes collectively referred to as the “Retirement Plans”). The Retirement Plans are

qualified within the meaning of Section 401(a) of the Code and no fact or event has occurred that would adversely affect the qualified status of the Retirement Plans.

(f)

Except as set forth in the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any director, officer, employee or agent of any member of the Company Group to a bonus, severance pay or any other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation benefit due to any such director, officer, employee or agent. No payment that is owed or may become due to any director, officer, employee or agent of any member of the Company Group will be non-deductible to the Surviving Corporation and Purchaser or subject to tax under Section 280G or Section 4999 of the Code.

2.15

Labor Matters.

(a)

No member of the Company Group is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses, or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees.

(b)

Except as listed in the Company Disclosure Letter, there are no current or, to the knowledge of the Company, threatened, organizational activities or demands for recognition by labor organizations seeking to represent employees of any member of the Company Group and no such activities have occurred during the past twelve (12) months. Except as listed in the Company Disclosure Letter, there are no grievances, complaints, or charges that have been filed against any member of the Company Group under any dispute resolution procedure that are outstanding. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by any member of the Company Group. Except as listed in the Company Disclosure Letter, the Company has not received notice to indicate that any of the employment policies or practices of any member of the Company Group is currently being audited or investigated by any federal, state, local or foreign government agency.

2.16

Authority Relative to Agreements; Enforceability. This Agreement and the transactions contemplated hereby have been approved by all of the Company’s Directors. The approval of this Agreement and the Merger at the Stockholders Meeting by the affirmative vote of a majority of all outstanding shares of Company Common Stock as of the record date for the Stockholders Meeting will constitute approval of this Agreement and the Merger by the stockholders of the Company.

2.17

Affiliate Transactions. Except as disclosed in the Company Disclosure Letter, there are no material contracts, commitments, agreements, arrangements or other transactions between any member of the Company Group and (i) any officer or director of any member of the Company Group; (ii) any record or beneficial owner of five (5) percent or more of the voting securities of the Company; or (iii) any affiliate (as such term is defined in Regulation 12b-2 promulgated trader the Exchange Act) of any such officer, director or beneficial owner.

2.18

Title. Except as disclosed in the Company Disclosure Letter, each member of the Company Group has good and marketable title to all of its properties (real, personal or intangible) and assets which are reflected on the balance sheet included in the latest Quarterly Report on Form 10-QSB filed with the SEC, and all properties acquired after the date thereof by such member, free and clear of all Liens (except statutory liens securing payments not yet due).

2.19

Accounts Receivable. All accounts receivable of the Company and the Subsidiary, whether reflected on the financial statements included in the Annual Report, the Interim Financial Statements or subsequently created, have arisen from bona fide transactions in the ordinary course of business.

2.20

Inventory. The inventories of the Company and each Subsidiary, including raw materials, supplies, work-in-process, finished goods and other materials (i) are in good, merchantable and useable condition, (ii) are reflected in the financial statements included in the Annual Report and in the Interim Financial Statements at the lower of cost or fair market value in accordance with GAAP and (iii) are, in the case of finished goods, of a quality and quantity usable in the ordinary course of business. The reserves for inventory obsolescence contained in the financial statements included in the Annual Report and in the Interim Financial Statements fairly reflect the amount of obsolete inventory as of such dates.

2.21

Product Warranty. To the Company’s knowledge, no material liability exists, and no material liability is anticipated to arise, for repair, replacement or damage in connection with products manufactured, shipped or sold prior to the Closing Date in excess of applicable reserves reflected on the Interim Financial Statements. All warranties are in conformity with the labeling and other requirements of applicable laws. The Company’s expenses for product warranty and returns for the three (3) years ended as of the date hereof has not exceeded an aggregate amount of $150,000 per year.

2.22

Product Liability. The Company Disclosure Letter sets forth an accurate, correct and complete list and summary description of all existing claims, liabilities, or obligations, in excess of $50,000 individually, arising from, or alleged to arise from, any injury to person (including current and former employees) or property as a result of the manufacture, sale, ownership, possession, or use of any product of the Company and each Subsidiary manufactured, sold, assembled, distributed, transported or serviced prior to the date hereof. There have been no recalls of any product of the Company or the Subsidiary, and none are threatened or pending, and no report has been filed or is required to have been filed with respect to any products of the Company or any Subsidiary under any applicable law, rule, or regulation.  To the Company’s knowledge, no circumstances exist affecting the safety of the products of the Company or any Subsidiary which would result in any reporting obligations to any Person or could result in a claim against the Company or any Subsidiary after the Closing.

2.22

Operations Insurance. The Company Disclosure Letter contains a true and complete list of all liability, property, workers compensation, directors and officers liability, and other similar insurance contracts that insure the business, operations, or assets of the Company and each Subsidiary. All such insurance is in full force and effect and is with financially sound and reputable insurers, and in light of the business and operations of the Company and each Subsidiary, is in amounts and provides coverage that is reasonable and customary for companies in similar businesses.

SECTION 3. COVENANTS OF THE COMPANY.

3.1

Making of Covenants and Agreements. The Company hereby makes the covenants and agreements set forth in this Section 3.

3.2

Conduct of Business. Except as set forth in the Company Disclosure Letter, between the date of this Agreement and the Closing Date, the Company Group, and each member thereof, will, unless otherwise consented to in writing by Purchaser:

(a)

conduct its business only in the ordinary course;

(b)

refrain from making any capital expenditures in excess of $100,000 in the aggregate, and from mortgaging, pledging, subjecting to a lien or otherwise encumbering (except for the security interest of the Company’s bank lender) any of its properties or assets;

(c)

refrain from incurring any contingent liability as a guarantor or otherwise with respect to, or assuming, the obligations of others, and from incurring any other obligations or liabilities except in the ordinary course of business;

(d)

refrain from making any change in its Certificate of Incorporation or By-Laws;

(e)

refrain from declaring, setting aside or paying any dividend or other distribution with respect to its capital stock, or making any direct or indirect redemption, purchase or other acquisition of its capital stock or any other securities, except for dividends paid by Subsidiaries to the Company in the ordinary course of their business consistent with past practice;

(f)

except to the extent required under any existing agreements and any existing employee and director Benefit Plans (including existing severance plans or arrangements) as in effect on the date of this Agreement and listed in the Company Disclosure Letter, refrain from paying bonuses to, or increasing the compensation or fringe benefits of, any of its directors, officers or employees, except for increases in salary or wages of non-management employees of the Company Group in the ordinary course of business and in amounts and on terms consistent with past practice, and refrain from granting any deferred compensation, severance or termination pay and refrain from entering into, or amending, any employment, consulting, deferred compensation or severance agreement or arrangement with any director, officer or other employee of the Company Group;

(g)

except as may be required as a result of any change in law or in GAAP, refrain from changing any of the accounting or tax practices, principles or procedures used by the Company Group;

(h)

refrain from making any tax election and from settling or compromising any material federal, state, local or foreign tax liability or dispute;

(i)

refrain from authorizing for issuance, issuing, selling, granting, delivering, pledging or encumbering any shares of its capital stock or any other equity or voting security of the Company or any Subsidiary, or any securities convertible into or exchangeable for any such shares of capital stock or other equity or voting security, except for issuances of stock pursuant to the Outstanding Options, refrain from authorizing for issuance, issuing, selling or granting or delivering any options, warrants, calls, commitments, subscriptions or rights to purchase or acquire any shares or securities from any member of the Company Group, and refrain from making any amendment or modification to any outstanding options, warrants, calls, commitments, shares or other securities of any member of the Company Group;

(j)

refrain from any sale or other transfer of the assets of any member of the Company Group, except in the ordinary course of business in a manner consistent with past practice;

(k)

refrain from reclassifying, combining, splitting, subdividing or redeeming, purchasing or otherwise acquiring directly or indirectly any of the Company’s capital stock;

(1)

refrain from adopting a plan of complete or partial liquidation, dissolution,  merger, consolidation, restructuring or recapitalization or other reorganization of any member of the Company Group;

(m)

refrain making any material change in the Company’s borrowing arrangements and refrain from authorizing for issuance, issuing, selling any notes, bonds, debentures or other evidences of indebtedness of any kind whatsoever, provided that the Company and Subsidiary may draw on its existing credit facility or increase its revolving credit line to up to $8 million, so long as total Indebtedness does not exceed $14 million;

(n)

refrain from making any material loan, advance or capital contribution to, or material investment in, any person or entity other than a Subsidiary in the ordinary course consistent with past practice;

(o)

use its reasonable efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements (subject to the proviso in paragraph (m) above);

(p)

use its reasonable efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

(q)

have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Company Disclosure Letter or equivalent insurance with any substitute insurers approved in writing by Purchaser;

(r)

except as required to conform to applicable law, refrain from entering into or making any change in the Retirement Plans and from amending or terminating any other existing Benefit Plan, or adopting any new Benefit Plan;

(s)

refrain from acquiring control or ownership of, or securities of or ownership interests in, any other corporation, association, joint venture, partnership, limited liability company, business trust or other business entity, or control or ownership of all or a substantial portion of the assets of the foregoing, and from entering into any agreement providing for any of the foregoing;

(t)

except in the ordinary course of business, refrain from entering into any licensing arrangement or other material contract;

(u)

refrain from settling any pending litigation and from commencing any litigation; and

(v)

refrain from agreeing to or committing to carry out any action which is prohibited by the foregoing provisions, or which would cause any of the representations or warranties in this Agreement to be untrue in any material respect.

3.3

Stockholders Meeting; Proxy Statement.

(a)

The Company will call and hold a special meeting of its Stockholders (the “Stockholders Meeting”) as soon as reasonably practicable in order that its Stockholders may consider and vote upon this Agreement and approval of the Merger in accordance with the DGCL.

(b)

The Company will prepare and file as promptly as possible with the SEC preliminary proxy materials under the Securities and Exchange Act relating to the Stockholders Meeting. The Company will use its reasonable best efforts, after consultation with Purchaser, to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary. The Company, as promptly as practicable, shall cause the definitive proxy materials to be mailed to its Stockholders. Purchaser agrees to provide the Company with whatever information in connection with said filings that the Company may reasonably request. Except as otherwise permitted under Section 3.4, the Board of the Directors of the Company shall not withdraw or modify (or propose to withdraw or modify) and the Company will include in the Proxy Statement, the recommendation of the Company’s Board of Directors that the Stockholders of the Company vote in favor of the approval and adoption of this Agreement, the Merger and the transactions contemplated hereby. The Company shall solicit proxies and may, at its discretion, employ a proxy solicitation firm to assist in disseminating proxy materials, contacting Stockholders to solicit proxies to vote in favor of the approval and adoption of this Agreement, and performing the services customarily performed by such firms in transactions of this type. The final Company proxy materials will comply with the Exchange Act in all material respects, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any information that Purchaser will supply specifically for use in said proxy materials. At or prior to the Closing, the Company shall deliver to the Purchaser a certificate of the Company's Secretary setting forth the voting results from its Stockholders Meeting.

3.4

Exclusivity.

(a)

For purposes of this Agreement, the term “Takeover Proposal” shall mean any proposal for a merger or other business combination involving the Company or the Subsidiary, or for the acquisition of a substantial equity interest in the Company or the Subsidiary, a substantial portion of the assets of the Company or the Subsidiary or a product line or line of business of the Company or the Subsidiary, other than as contemplated by this Agreement. The Company shall promptly advise Purchaser orally and in writing, and in no event later than forty-eight (48) hours after receipt, of any “Takeover Proposal” or of any proposal, or inquiry reasonably likely to result in a Takeover Proposal.

(b)

For purposes of this Agreement, "Superior Proposal" shall mean a bona fide written proposal obtained not in breach of this Agreement to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or substantially all of the assets of the Company made by a third party on terms and conditions which the Board of Directors of the Company determines in its good faith judgment after consultation with its financial advisor and outside counsel to be more favorable (other than in immaterial respects) from a financial point of view than the Merger and the transactions contemplated thereby, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Purchaser and the ability of the person making such Superior Proposal to consummate such Takeover Proposal (based upon, among other things, the availability of financing and the expectation of obtaining required regulatory approvals).

(c)

Following the execution and delivery of this Agreement, each member of the Company Group shall immediately cease, and shall cause its officers, directors, Stockholders, investment bankers, agents and representatives to cease, any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (other than the discussions and negotiations with Purchaser) and shall not, directly or indirectly, whether through its officers, directors, Stockholders, investment bankers, agents, representatives, or otherwise, (i) solicit or encourage the initiation of any inquiries, proposals or offers that constitute, or may be reasonably be expected to lead to, a Takeover Proposal, or (ii) engage in any discussions or negotiations with, or provide any non-public information to, any person or entity making, proposing to make or believed to be contemplating a Takeover Proposal to the Company; provided, however, that  if, prior to the Effective Time of the Merger, and after the receipt of a Takeover Proposal that was made in circumstances not otherwise involving a breach of this Agreement, the Board of Directors of the Company determines in good faith, after considering applicable provisions of state law and after consultation with its financial advisor and outside counsel, that a failure to do so would reasonably be expected to constitute a breach by it of its fiduciary duties to its Stockholders under applicable law, the Company may, in response to such Takeover Proposal and subject to compliance with the notice requirement set forth in Section 3.4(a), (x) furnish information with respect to the Company to the party making such Takeover Proposal pursuant to a customary confidentiality agreement, (y) participate in negotiations with such party regarding such Takeover Proposal, and (z) following receipt of an unsolicited, bona fide Takeover Proposal from a third party which is a Superior Proposal, enter into an agreement with such third party and terminate this Agreement pursuant to the terms of Section 9.1 hereof, if after duly considering the advice of outside counsel, the Board of Directors of the Company determines in good faith that failure to do so would reasonably be expected to breach its fiduciary duties to the Stockholders under applicable law.

(d)

The Company shall not take any of the actions referred to in clauses (y) or (z) in subsection (c) above unless the Company shall have provided Purchaser with at least five (5) days prior written notice of the Company’s intention to take such action. During such period, the Company shall negotiate, and shall cause its legal and financial advisors to negotiate, with Purchaser in good faith to make such adjustments in the terms and conditions of this Agreement such that the Takeover Proposal would no longer constitute a Superior Proposal.

(e)

Nothing in this Section 3.4 shall (i) permit the Company to terminate this Agreement other than as provided in Section 9.1, or (ii) permit the Company to enter into any written agreement with respect to a Takeover Proposal during the term of this Agreement (other than a confidentiality agreement).

3.5

Authorization from Others. Prior to the Closing Date, the Company will use its reasonable best efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Company of the transactions contemplated by this Agreement.

3.6

Notice of Default. Promptly upon the occurrence of, or promptly upon the Company becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company prior to the date hereof, of any of the representations, warranties or covenants of the Company contained in or referred to in this Agreement, the Company shall give written notice thereof to Purchaser.

3.7

Consummation of Agreement. Except as otherwise permitted under Section 3.4, the Company shall use its reasonable best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

3.8

Confidentiality. The Company agrees that each of the Company, the Subsidiary and the Company’s and Subsidiary’s officers, directors and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Purchaser with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Purchaser’s industry or which has been disclosed to the Company by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, the Company will return to Purchaser (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company in connection with the transaction.

3.9

Access to Records and Properties. Purchaser may, prior to the Closing Date, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of the Company Group and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of each member of the Company Group. The Company agrees to assist Purchaser in conducting such review and investigation and will provide, and will cause its or their representatives and independent public accountants to provide, Purchaser and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Company Group, including their respective books, records (including tax returns filed or in preparation), projections, personnel and premises, and any documents (including any documents filed on a confidential basis) included in any report filed with any governmental agency. Purchaser and Acquisition Sub shall use their reasonable best efforts to minimize any disruption to the business of the Company Group.

3.10

Notification Regarding Dissenters’ Shares. The Company shall give Purchaser (i) prompt notice of any notice of intent to demand fair value for any shares of Company Common Stock, withdrawals of such notices, and any other instruments served pursuant to the Appraisal Laws and received by the Company, and (ii) the opportunity to direct any negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the Appraisal Laws. The Company shall not, without the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for fair value for shares of Company Common Stock or offer to settle or settle any such demands.

3.11

Voting Agreement. Concurrently herewith, and as an essential inducement for Purchaser's entering into this Agreement, Purchaser and Acquisition Sub are entering into a Voting Agreement with each of Robert C. Klas, Sr., Robert C. Klas, Jr. and The TapeMark Company in substantially the forms of Exhibits A-1, A-2 and A-3 attached hereto (collectively, the “Voting Agreement”).

3.12

Financial Statements. Beginning with financial statements for the month of March 2004 and continuing for each month thereafter until the Closing, the Company shall deliver to Purchaser within seven business days after the end of each month, financial statements for the most recently ended month, accompanied by a statement of the chief financial officer of the Company that, in the opinion of such officer, such monthly financial statements have been prepared in accordance with the books and records of the Company and with GAAP applied on a consistent basis and present fairly the financial condition of the Company and its Subsidiaries on a consolidated basis and the results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis for such month.

3.13

Financing. Concurrently herewith, and as an essential inducement for the Company’s entering into this Agreement, the Purchaser has provided the Company with reasonable assurance concerning the availability of financing to the Purchaser to permit payment of the amounts provided for payment by the Purchaser under this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ACQUISITION SUB.

4.1

Organization of Purchaser and Acquisition Sub. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Each of Purchaser and Acquisition Sub has delivered to the Company true and complete copies of its Certificate or Articles of Incorporation, as applicable, and Bylaws as currently in effect.

4.2

Authority of Purchaser and Acquisition Sub. Each of Purchaser and Acquisition Sub has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by each of Purchaser and Acquisition Sub of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Purchaser and Acquisition Sub and no other action on the part of Purchaser or Acquisition Sub is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by each of Purchaser and Acquisition Sub pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Purchaser or Acquisition Sub, as applicable, enforceable in accordance with their terms, except as such enforceability may be limited by general equity principles (regardless of whether such enforceability is considered in a proceeding at equity or at law).

The execution, delivery and performance by each of Purchaser and Acquisition Sub of this Agreement and each such agreement, document and instrument:

(a)

do not and will not violate any provision of the Certificate of Incorporation or Bylaws of each of Purchaser and Acquisition Sub;

(b)

except as would not have a Material Adverse Effect on Purchaser or Acquisition Sub, and subject to obtaining the Required Consents, do not and will not violate any laws, rules, or regulations of the United States or of any state or any other jurisdiction applicable to Purchaser or Acquisition Sub or require Purchaser or Acquisition Sub to obtain any approval, consent, or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

(c)

except as would not have a Material Adverse Effect on Purchaser or Acquisition Sub, and subject to obtaining the Required Consents, do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan, or credit agreement, or any other agreement, mortgage, lease, permit, order, judgment, or decree to which Purchaser or Acquisition Sub is a party and which is material to the business and financial condition of Purchaser and its affiliated organizations on a consolidated basis.

4.3

Litigation. There is no litigation pending or, to Purchaser’s knowledge, threatened against Purchaser or Acquisition Sub which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

4.4

Consents and Approvals. Except for the Required Consents, no filing with or notice to, and no permit or approval of, any Governmental Entity is necessary for the execution and delivery by Purchaser and Acquisition Sub of this Agreement and their performance of the transactions contemplated hereby.

4.5

No Business Activities.  Acquisition Sub is not a party to any material agreement and has not conducted any activities other than in connection with the organization of Acquisition Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.  Acquisition Sub has no Subsidiaries.

4.6

No Vote Required.  No approval of the stockholders of Purchaser is required to approve this Agreement and the transactions contemplated hereby.  The vote or consent of Purchaser as the sole stockholder of Acquisition Sub (which shall have occurred prior to the Effective Time of the Merger) is the only vote or consent of the holders of any class or series of capital stock of Acquisition Sub necessary to approve this Agreement, the Merger or the transactions contemplated hereby.

4.7

Financial Capability.  Purchaser has the financial capacity to perform and to cause Acquisition Sub to perform its obligations under this Agreement.

SECTION 5. COVENANTS OF PURCHASER.

5.1

Making of Covenants and Agreement. Purchaser hereby makes the covenants and agreements set forth in this Section 5.

5.2

Authorization from Others. Prior to the Closing Date, Purchaser and Acquisition Sub will use their reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Purchaser and Acquisition Sub of the transactions contemplated by this Agreement.

5.3

Confidentiality; Nonsolicitation. Purchaser agrees that, unless and until the Closing has been consummated:

(a)

Purchaser and its officers, directors, and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Company Group with respect to the business or financial condition of the Company Group except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information or data which (i) was or becomes (other than as a result of a disclosure by Purchaser) generally known in the industries of the Company Group, (ii) which has been disclosed to Purchaser by third parties which have a right to do so, or (iii) was known to Purchaser prior to its disclosure to Purchaser hereunder shall not be deemed confidential or proprietary information for purposes of this Agreement. Notwithstanding the foregoing, Purchaser may disclose any confidential or proprietary data or information if disclosure is required by law (including by interrogatory, subpoena or similar process); provided, however, that prior to disclosing such information Purchaser shall give prior written notice of such proposed disclosure to the Company and shall reasonably cooperate with any efforts by the Company to prevent such disclosure. If the transaction contemplated by this Agreement is not consummated and this Agreement is terminated, Purchaser will return to the Company (or certify that it has destroyed) all copies of such data and information provided by the Company and its representatives including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Purchaser in connection with the transaction.

(b)

During the period commencing on the date hereof and ending two (2) years from the date hereof, Purchaser and its affiliates shall not employ, nor solicit or make offers of employment to, any individuals who are presently employed by any member of the Company Group or who become employed by any member of the Company Group during the time period between the date hereof and the date of termination of this Agreement.

5.4

Notice of Default. Promptly upon the occurrence of, or promptly upon Purchaser or Acquisition Sub becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or which would have caused or constitute a breach or default had such event occurred or been known to Purchaser or Acquisition Sub prior to the date hereof, of any of the representations, warranties or covenants of the Purchaser and Acquisition Sub contained in or referred to in this Agreement, Purchaser shall given written notice thereof to the Company.

5.5

Consummation of Agreement. Each of Purchaser and Acquisition Sub shall use its reasonable efforts to perform and fulfill all conditions and obligations on the part of either to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.6

Indemnification; Directors and Officers Insurance.

(a)

Purchaser and Acquisition Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current and former directors or officers of the Company Group (“Indemnified Parties”), as provided in the respective certificate of incorporation or bylaws of the Company Group, or by statute, shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b)

Purchaser agrees that the Company may purchase prior to the Closing an extension of rights with respect to its directors and officers liability coverage at a price not to exceed $105,000.

(c)

This Section 5.6 shall survive the consummation of the Merger and is intended to benefit the Indemnified Parties, and shall be binding upon all successors and assigns of the Purchaser and Acquisition Sub.

5.7

Employee Benefits. With respect to any benefit plans in which any employees of the Company Group become eligible to participate on or after the Effective Time of the Merger (“New Plans”), Purchaser shall (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements under any such New Plans, to the extent such waiver is permissible under the New Plans of Purchaser, and (ii) recognize service of the employees of the Company Group with the Company Group accrued prior to the Effective Time of the Merger in determining eligibility to participate and vesting credit in any New Plans. Vacation entitlement of the Company Group employees accrued as of the Effective Time of the Merger shall not be reduced and will apply after the Effective Time of the Merger.

Purchaser agrees that after the Effective Time of the Merger the Surviving Corporation will pay or provide for the fiscal year ending December 31, 2004, to the persons employed by members of the Company Group immediately prior to the Effective Time, the incentive compensation program benefits which such persons have or will accrue, or to which they have or will become entitled, in the ordinary course for that fiscal year under the incentive compensation programs which are described in Section 5.7 of the Company Disclosure Letter; provided, that the Company Group does not prior to the Effective Time of the Merger expand such programs or the class or classes of employees entitled to such programs.

5.8

Redundancies. Employees of the Company Group whose jobs are eliminated as a result of the consummation of the transactions contemplated under this Agreement shall receive severance payments in the amounts due under the severance policy of Purchaser (but in no event less than one week of severance pay for each year of service, including service to the Company), except that Messrs. Carbonari, Botts, Feil, Fritze, Jensen and Rensink shall be entitled to the respective benefits provided by the “Change in Control Agreements” between each of them and the Company which have been delivered to the Purchaser. Purchaser acknowledges that the Merger will constitute a “Change in Control” under the Change in Control Agreements.

SECTION 6. MUTUAL COVENANTS.

6.1

HSR Matters. Each party hereto shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof. Each such filing shall request early termination of the waiting periods imposed by the HSR Act. Each party hereby agrees to use its reasonable best efforts to cause a termination of the waiting period under the HSR Act without the entry by a court of competent jurisdiction of an order enjoining the consummation of the transactions contemplated hereby at as early a date as possible. Each party also agrees to respond promptly to all investigatory requests as may be made by the government. In the event that a Request for Additional Information is issued under the HSR Act, each party agrees to furnish all information required and to comply substantially with such Request as soon as is practicable after its receipt thereof so that any additional applicable waiting period under the HSR Act may commence.  Each party will keep the other party apprised of the status of any inquiries made of such party by the Department of Justice, Federal Trade Commission or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby. All filing fees to be paid by Purchaser or the Company in connection with filing Notification and Report Forms pursuant to the HSR Act shall be paid by the Purchaser. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Purchaser or the Company or any Subsidiary to consummate the transactions contemplated hereby, (i) the Company shall not, without Purchaser's prior written consent, commit to any divestiture transaction, or commit to alter its business or commercial lines in any way or any Subsidiary’s business or commercial lines in any way, and (ii) Purchaser shall not be required to (A) divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any Subsidiary (or any of the businesses, product lines or assets of the Company or any Subsidiary) or Purchaser or any of its affiliates (or any of the businesses, product lines or assets of Purchaser or any of its affiliates), or (B) alter or restrict in any way the business or commercial practices of Purchaser, any of its affiliates, or the Company or any Subsidiary.

6.2

Public Announcements. The parties hereto will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the prior written consent of such other party; provided, however, that prior consent of the other party is not required if such a disclosure or release is required by obligations pursuant to law or to any listing agreement with NASDAQ as reasonably determined by the disclosing party and the disclosing party has first used its reasonable best efforts to consult with the other party about the form and substance of such disclosure.

SECTION 7. CONDITIONS.

7.1

Conditions to the Obligations of Each Party. The obligations of each of Purchaser, Acquisition Sub and the Company to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

(a)

Shareholder Approval. The Company shall have obtained the required Shareholder Approval of this Agreement and the transactions contemplated hereby.

(b)

HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c)

No Injunctions or Restraints; Illegality. No Governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order which is in effect and which prevents or prohibits consummation of the Merger or any other material transactions contemplated in this Agreement, and no Governmental entity shall institute any action or proceeding before any United States court or other Governmental body seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by this Agreement, which action or proceeding remains pending at what would otherwise be the Closing Date.

7.2

Conditions to the Obligations of Purchaser and Acquisition Sub. The obligations of Purchaser and Acquisition Sub to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

(a)

Representations; Warranties. Each of the representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (except that representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing (it being understood that representations and warranties that speak as of a particular date must continue to be thus true and correct as of the date as of which they speak), without giving effect to any disclosures made by the Company after the date hereof, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Company’s chief executive officer  to the foregoing effect.

(b)

Covenants. The Company shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Company’s chief executive officer to the foregoing effect.

(c)

No Material Adverse Effect. Since the date of the Most Recent Fiscal Quarter End, there shall not have occurred or arisen any event, fact, circumstance or change which has a Material Adverse Effect on the Company, except as expressly disclosed in this Agreement or the Company Disclosure Letter.

(d)

Consents. All of the material consents, approvals, authorizations, orders or permits required to be obtained by the Company shall have been obtained; provided, that Purchaser warrants it has obtained the consent of the customer referred to in Section 2.4 of the Company Disclosure Letter.

(e)

Options. All holders of Options shall have either exercised their Options or acknowledged and agreed that their Options will terminate as of the Effective Time of the Merger and that thereafter they will have the right solely to receive payment for such Options as set forth in Section 1.5 hereof.

(f)

Dissenting Shares. As of the Closing Date, no more than ten percent  (10%) of the issued and outstanding shares of Company Common Stock shall be eligible for treatment as Dissenting Shares hereunder.

(g)

Legal Opinion. Purchaser and Acquisition Sub shall have received at the Closing an opinion of Lindquist & Vennum P.L.L.P. legal counsel to the Company, addressed to Purchaser, in form and content reasonably satisfactory to Purchaser.

(h)

Resignations. Purchaser shall have received written resignations, effective as of the Effective Time of the Merger, of all directors of the Company and each Subsidiary.

Notwithstanding the foregoing, if within thirty (30) days following notice to the Company of the existence of any condition enumerated in this Section 7.2, the condition or conditions disclosed in the notice have been cured or corrected or otherwise have ceased to exist, then this Section shall not relieve Purchaser and Acquisition Sub of their obligations to proceed with the consummation of this Agreement and the transactions contemplated hereby.

7.3

Conditions to Obligations of the Company. The obligation of the Company to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

(a)

Representations; Warranties. Each of the representations and warranties of Purchaser and Acquisition Sub contained in Section 4 shall be true and correct in all material respects (except that representations and warranties qualified by materiality shall be true and correct in all respects) as though made on and as of the Closing.

(b)

Covenants. Purchaser shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Purchaser shall have delivered to the Company and the Stockholders a certificate of the President of Purchaser dated on the Closing to such effect.

(c)

Legal Opinion. The Company shall have received at the Closing an opinion of Edwards & Angell, legal counsel to Purchaser and Acquisition Sub, addressed to the Company, in form and content reasonable satisfactory to the Company.

Notwithstanding the foregoing, if within thirty (30) days following notice to Purchaser of the existence of any condition enumerated in this Section 7.3, the condition or conditions disclosed in the notice have been cured or corrected or otherwise have ceased to exist, then this Section shall not relieve the Company of its obligations to proceed with the consummation of this Agreement and the transactions contemplated hereby.

SECTION 8. CLOSING; CLOSING DATE.

Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Section 9 hereof and subject to compliance with the conditions hereto (but after extension of any cure period provided in Section 7.2 or 7.3, if applicable), a closing (the “Closing”) will be held on the date of the Stockholders Meeting, or as soon thereafter as the conditions in Section 7 have been satisfied or waived, or on such other date which is mutually acceptable to Purchaser and the Company, at the offices of legal counsel to Purchaser commencing at 11:00 A.M. At the Closing, Purchaser will deliver to the Payment Agent in cash the Cash Payment Amount and the amounts due with respect to Options referred to in Section 1.5, any documents required hereunder will be exchanged by the parties, and the Certificate of Merger will be filed by Acquisition Sub and the Company with the Secretary of State of the State of Delaware. The date on which the Closing occurs is herein referred to as the Closing Date.

SECTION 9. TERMINATION.

9.1

Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding any approval and adoption of this Agreement by the stockholders of the Company or Acquisition Sub:

(a)

by the mutual consent of the Board of Directors of Purchaser and the Company; or

(b)

by Purchaser or the Company, if the Stockholders fail to approve the Merger at the Stockholders Meeting; or

(c)

subject to the Company’s right to cure pursuant to Section 7.2, by Purchaser if there has been a material misrepresentation or material breach on the part of the Company in the representations, warranties or covenants of the Company set forth herein, or if there has been any material failure on the part of the Company to comply with its obligations hereunder; or subject to Purchaser’s right to cure under Section 7.3, by the Company if there has been a material misrepresentation or material breach on the part of Purchaser or Acquisition Sub in the representations, warranties or covenants of Purchaser Acquisition Sub set forth herein, or if there has been any material failure on the part of Purchaser or Acquisition Sub to comply with their obligations hereunder; or

(d)

by Purchaser in the event that the Company’s Board of Directors withdraws its recommendation that stockholders approve this Agreement and the Merger or if the Company's Board of Directors approves or recommends a Superior Proposal; or

(e)

by the Company giving written notice to Purchaser at any time prior to the Stockholder Meeting if the Company intends to enter into a definitive agreement in connection with a Superior Proposal as permitted by Section 3.4 and makes simultaneous payment to Purchaser of the fee referred to in Section 9.3(b); or

(f)

by the Company or Purchaser if the Merger is not effective by October 31, 2004, except that a party whose breach of this Agreement has caused a delay in the consummation of the Merger shall not be entitled to terminate this Agreement pursuant to this Section 9.1(f).

9.2

Termination Procedures.  The power of termination provided for by this Section 9 may be exercised for Purchaser or the Company only by its respective President or, in the absence of the President, by a duly acting Vice President, and will be effective only after written notice thereof, signed on behalf of the party for which it is given by a duly authorized officer, shall have been given to the other and, in the case of termination by the Company, upon payment of the fee referred to in Section 9.3(b). If this Agreement is terminated in accordance with this Section 9, then the Merger shall be abandoned without further action by the Company, Purchaser and Acquisition Sub.

9.3

Liability Upon Termination. In the event of termination or abandonment of the Merger pursuant to this Section 9, no party hereto shall have any liability or further obligation to any other party hereto except that:

(a)

a party that is in material breach of its representations, warranties or covenants hereunder shall be liable for damages incurred by the other parties hereto to the extent that such damages are proximately caused by such breach, and if any legal action is instituted to enforce or interpret the terms of this Agreement the prevailing party in such action shall be entitled, in addition to any other relief to such the party is entitled, to reimbursement of its actual out-of-pocket costs, including attorneys fees; and

(b)

in the event that (i) this Agreement is abandoned by the Company or terminated by the Company pursuant to Section 9.1(b) or (e), or (ii) this Agreement is terminated or abandoned by Purchaser pursuant to Section 9.1(b) or (d), then the Company shall immediately pay to Purchaser by wire transfer in immediately available funds an amount equal to a termination fee equal to $5,400,000 (the “Termination Fee”). Subject to Section 9.3(a), upon payment of such Termination Fee to Purchaser, the Company shall have no further obligation or liability to Purchaser or Acquisition Sub under or related to this Agreement, and, subject to Section 9.3(a), if such payment is made it shall be the sole and exclusive remedy of Purchaser and Acquisition Sub upon termination of this Agreement by the Company pursuant to 9.1(b) or (e), or termination or abandonment by Purchaser pursuant to Section 9.1(b) or (d), and, subject to Section 9.3(a), such remedy shall be limited to the payment of the Termination Fee regardless of the circumstances of giving rise to such termination or abandonment, provided that the provisions of Sections 3.8 and 5.3 hereof related to confidentiality shall survive and remain in force.

9.4

Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 9.1, provided, however, that (a) the provisions of this Section 9 (Termination), Section 3.8 (Confidentiality), the last sentence of Section 3.4 (Exclusivity), Section 5.3 (Confidentiality), and Section 10.2 (Fees and Expenses) hereof shall survive any termination of this Agreement.

9.5

Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after Stockholder Approval, but after Stockholder Approval no amendment shall be made without the further approval of the Stockholders of the Company which reduces the consideration payable to the Stockholders hereunder, changes the form or timing of such consideration or changes any other terms and conditions of this Agreement if the changes, alone or in the aggregate, will materially adversely affect the Stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.6

Waiver. The Company may extend the time for the performance of any of the obligations or other acts of Purchaser or Acquisition Sub hereunder, waive any inaccuracies in the representations and warranties of Purchaser or Acquisition Sub contained herein or in any document delivered pursuant hereto, or waive compliance by Purchaser with any of the agreements or conditions contained herein, but no such action may be taken without the further approval of the Stockholders of the Company which reduces the consideration payable to the Stockholders hereunder, changes the form or timing of such consideration or changes any other terms and conditions of this Agreement if the changes, alone or in the aggregate, would materially adversely affect the Stockholders of the Company. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company. Purchaser may extend, on behalf of itself and Acquisition Sub, the time for the performance of any of the obligations or other acts of the Company hereunder, waive any inaccuracies in the representations and warranties of the Company contained herein or in any document delivered pursuant hereto, or waive compliance by the Company with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Purchaser.

SECTION 10. MISCELLANEOUS.

10.1

Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights raising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time of the Merger, except only for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time of the Merger.

10.2

Fees and Expenses. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, it being understood that if the Merger is consummated as provided herein Purchaser and the Company will be responsible for the expenses of the Company.

10.3

Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Delaware without regard to its conflict of laws provisions.

10.4

Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid or after deposit with a recognized overnight delivery service properly addressed. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO PURCHASER AND ACQUISITION SUB:

CUNO Incorporated

400 Research Parkway

Meriden, CT 06450

Attn: John A. Tomich, General Counsel

Facsimile: (203) 238-8912

With a copy to:

Edwards & Angell

90 State House Square

Hartford, CT 06103

Attn: James I. Lotstein

Facsimile: (888) 325-9032

TO COMPANY:

WTC Industries, Inc.

1000 Apollo Road

Eagan, Minnesota  55121-2240

Attn:  President

Facsimile: (651) 490-2748

With a copy to:

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South 8th Street

Minneapolis, MN  55402

Attn:  Richard D. McNeil

Facsimile:  (612) 371-3207

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

10.5

Entire Agreement. This Agreement, including the Company Disclosure Letter, and the other writings specifically identified herein, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings, between the parties hereto in respect of the transactions contemplated herein.

10.6

Assignability; Binding Effect; No Third Party Beneficiaries. This Agreement shall only be assignable by Purchaser to (i) a corporation or partnership controlling, controlled by or under common control with Purchaser upon written notice to the Company or (ii) any successor of the business and assets that are the subject of this Agreement, and such assignment shall not relieve Purchaser of any liability hereunder. This Agreement may not be assigned by the Company without the prior written consent of Purchaser. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any third party any right or benefit.

10.7

Captions and Gender. The captions in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

10.8

Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

10.9

Submission to Jurisdiction. Each of Purchaser, Acquisition Sub and the Company irrevocably agree that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware and each of Purchaser, Acquisition Sub and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally to the nonexclusive jurisdiction of the aforesaid courts.

10.10

Personal Liability; Time of the Essence. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Acquisition Sub or Purchaser, or any officer, director, employee, agent, representative or investor of any party hereto. The parties agree that time is of the essence with regard to all dates and time periods in this Agreement and the performance of obligations under this Agreement.

10.11

Definitions. As used in this Agreement the following terms shall have the meaning set forth below, and where said meaning, said term shall be capitalized:

(a)

“Benefit Plan” means any employee benefit plan, program, arrangement and contract of the Company and its Subsidiaries, including without limitation, any “employee benefit plan” as defined in Section 3(3) of ERISA and any stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation, and all other employee benefit plans, agreements or arrangements of the Company and its Subsidiaries.

(b)

“Blue Sky Laws” shall mean state securities laws.

(c)

“Business Day” means any day other than a day on which banks in the State of Minnesota are authorized to close.

(d)

“ERISA” means the Employee Retirement Income Securities Act of 1974, as amended.

(e)

“Exchange Act” means the Securities Exchange Act or 1934, as amended.

(f)

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

(g)

“Governmental Entity” shall mean any court or tribunal or administrative governmental or regulatory body, agency or authority.

(h)

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(i)

“Material Adverse Effect” means, with respect to any entity, an effect, individually or in the aggregate, that (i) is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) does or would reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or otherwise materially and adversely threatens or impedes the consummation of the Merger or the conduct of the business of the Surviving Corporation; provided, however that the following will not be considered when determining whether a material adverse effect has occurred: (x) any general social, political or economic condition or event, the effects of which are not specific or unique to the Company Group, including stock market fluctuations, acts of war or terrorism, or the consequences of any of the foregoing; (y) the general condition of the water filtration industry in the United States, including any change in such industry conditions; or (z) any change in any law or regulation.

(j)

“SEC” means the Securities and Exchange Commission.

(k)

“Securities Act” means the Securities Act or 1933, as amended.

IN WITNESS WHEREOF the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date set forth above by their duly authorized representatives.

COMPANY:	PURCHASER:

WTC INDUSTRIES, INC	CUNO INCORPORATED

By /s/ James J. Carbonari	By /s/ Mark Kachur
Name: James J. Carbonari	Name: Mark Kachur
Title: CEO	Title: Chairman, President & CEO

ACQUISITION SUB:

MINNIE ACQUISITION, INC.

By /s/ Mark Kachur
Name: Mark Kachur
Title: President & CEO

Exhibit A-1

VOTING AGREEMENT

 This Agreement is made as of May 26, 2004 by and among CUNO Incorporated a Delaware corporation (“Purchaser”), Minnie Acquisition, Inc., a Delaware corporation (“Acquisition Sub”) that is a wholly owned subsidiary of the Purchaser, and Robert C. Klas, Sr. (“Stockholder”) solely in his capacity as a stockholder of WTC Industries, Inc., a Delaware corporation (the “Company”), and not in his capacity as a director or officer of the Company.

WHEREAS, Stockholder personally owns 1,020,110 shares of the Company’s common stock (the “Shares”);

WHEREAS, Purchaser, Acquisition Sub and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, that Acquisition Sub will be merged with and into the Company (the “Merger”) on the terms of the Merger Agreement;

WHEREAS, Purchaser and Acquisition Sub would be unwilling to enter into the Merger Agreement unless Stockholder enters into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the benefits that will be received by Stockholder as a result of the consummation of the Merger Agreement, the parties agree as follows:

1.       Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, the Merger, such agreements or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict the Stockholder from acting in the Stockholder’s capacity as a director or officer of the Company, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company.

2.      Not Voting for Alternative Proposals. During the Agreement Period, the Stockholder agrees that he will not vote, or exercise a consent with respect to, any of the Shares or Additional Shares in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any corporate action the consummation of which would either frustrate in any material respect the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

3.       Takeover Proposals. During the Agreement Period, the Stockholder will not, directly or indirectly, (i) solicit, initiate or knowingly take any action designed to facilitate the submission of any Takeover Proposal (as defined in the Merger Agreement) or (ii) engage in negotiations or discussions with, or furnish any nonpublic information relating to the Company or its Subsidiary (as defined in the Merger Agreement) or knowingly afford access to the properties, books or records of the Company or its Subsidiary (other than such components of such businesses, properties or assets that are generally accessible to the public) to, any third party that to the knowledge of the Stockholder is seeking to make, or has made, a Takeover Proposal. Notwithstanding the foregoing, the provisions of this Section 3 shall not be construed to limit acts taken by the Stockholder in his capacity as an officer or director of the Company and any such action by the Stockholder in his capacity as a director or officer of the Company that is taken in accordance with Section 3.4 of the Merger Agreement shall be deemed not to be a violation of this Voting Agreement.

4.      Termination. This Agreement shall terminate on the first to occur of (a) the Effective Time of the Merger; (b) the termination of the Merger Agreement; and (c) 180 calendar days after the date hereof. Notwithstanding the foregoing, if this Agreement is terminated as the consequence of the termination of the Merger Agreement pursuant to Section 9.1(b), (d) or (e) of the Merger Agreement, the provisions of Section 9 hereof (Recapture of Profits) shall survive termination of this Agreement and shall terminate (a) nine (9) months after termination of the Merger Agreement, if no Alternative Disposition has occurred within such nine (9) months or (b) at such time as Stockholder has discharged his obligations under Section 9 hereof, if an Alternative Disposition has occurred within nine (9) months after termination of the Merger Agreement. Stockholder shall have the right to terminate this Agreement by written notice to Purchaser if the terms of the Merger Agreement are amended without the written consent of Stockholder, but only if such amendment reduces the Common Payment, changes the form or mix of the Common Payment or otherwise adversely affects Stockholder.

5.      No Exercise of Appraisal Rights. The Stockholder hereby agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares or Additional Shares in connection with the Merger.

6.       Transfers of Shares by Stockholder. The Stockholder hereby agrees that if he sells, transfers, assigns, encumbers or otherwise disposes (each, a “Transfer”) of any Shares or Additional Shares during the Agreement Period, the Stockholder shall require the transferee of such Shares or Additional Shares to execute and deliver to Purchaser, Acquisition Sub and the Company, immediately upon any such Transfer, a voting agreement identical in form to this Voting Agreement except for the identity of the Stockholder prior to or concurrent with the consummation of such Transfer.

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7.       Stockholder’s Representations. The Stockholder hereby represents and warrants to Purchaser that as of the date hereof:

(a)        The Stockholder (i) owns of record and beneficially the number of Shares set forth in the preamble hereto (except for 2,340 of the Shares which he owns beneficially but is not the record owner), (ii) is entitled to vote all of the Shares, (iii) has the full legal capacity to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person or entity, and (iv) has not entered into any other voting agreement with or granted any person or entity any proxy (revocable or irrevocable) with respect to the Shares (other than this Voting Agreement).

(b)        The Stockholder has duly executed and delivered this Agreement.

(c)        No investment banker, broker or finder is entitled to a commission or fee from the Stockholder in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

8.        Remedies. The parties hereto agree that if for any reason any party hereto shall have failed to perform its or his obligations under this Voting Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its or his obligations under this Voting Agreement.

9.        Recapture of Profits. If (A) the Merger Agreement is terminated either by the Purchaser pursuant to Section 9.1(d) of the Merger Agreement or by the Company pursuant to Section 9.1(e) of the Merger Agreement or by either the Purchaser or the Company pursuant to Section 9.1(b) of the Merger Agreement and (B) within nine (9) months after the date of such termination, Stockholder consummates the sale, transfer or other disposition for a consideration that is not at least ten percent (10%) greater than the consideration to which the Stockholder would have been entitled under the Merger Agreement of any or all of his Shares to or with any person or entity not an affiliate or associate of Purchaser, Acquisition Sub or the Company (but including a sale to the Company if such sale is a transactional element of a Takeover Proposal) (i) in connection with a Takeover Proposal or (ii) in a transaction or series of related transactions which would reasonably be expected to lead to or facilitate the making or consummation of a Takeover Proposal (such sale, transfer or other disposition of Shares being collectively referred to as an "Alternative Disposition"), and (C) within nine (9) months after the date of such termination of the Merger Agreement such Takeover Proposal or any other Takeover Proposal is consummated, then the Stockholder shall, within three Business Days of the closing of such Takeover Proposal, pay to Purchaser, the amount of the Profit, if any, realized by Stockholder from such Alternative Disposition, net of Stockholder's reasonably documented expenses in connection with such Alternative Disposition, any taxes incurred by Stockholder on such Profit and any legal fees incurred by Stockholder in connection with the execution, delivery and performance of this Agreement; provided, however, that the sale by Stockholder of any of his Shares pursuant to an underwritten public offering (so long as at the time of the closing of such

3

public offering there has not been publicly announced and pending a Takeover Proposal and Stockholder does not have actual knowledge of a planned Takeover Proposal) or a sale pursuant to Rule 144 of the Securities Act shall not be considered an Alternative Disposition which is subject to the provisions of this Section 5. As used in this Section, "Profit" shall be calculated on a per Stockholder Share basis and shall mean an amount equal to the excess, if any, of the per Stockholder Share proceeds received by Stockholder in such Alternative Disposition over the Common Payment (or such higher price as Purchaser and/or Acquisition Sub or their affiliates may offer pursuant to the Merger Agreement per share of Company Common Stock). Any such Profits received by Stockholder on such Alternative Disposition will be paid to Purchaser in the same form and in the same proportion as was received by Stockholder. Notwithstanding anything to the contrary contained herein, under no circumstances shall the Stockholder be required to pay to Purchaser an amount which would result in Stockholder retaining from such Alternative Disposition an amount less than Stockholder would have received had the Merger Agreement been consummated.

10.

Grant of Irrevocable Proxy; Appointment of Proxy.

(a)   Subject to the last sentence of subsection (c) hereunder, Stockholder hereby irrevocably grants to, and appoints, the President and the Chief Financial Officer of the Purchaser and each of their designees (individually, an “Authorized Party” and collectively, the “Authorized Parties”), and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Shares, or execute one or more written consents or approval in respect of the Shares, (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and the transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would result in a breach of any covenant or any other obligation or agreement of the Company under the Merger Agreement or in a breach in any material respect of any representation or warranty of the Company in the Merger Agreement; (iii) against any Takeover Proposal (other than with Purchaser and/or Acquisition Sub); and (iv) against any amendment of the Company’s Certificate of Incorporation and/or by-laws or any other action or agreement that is intended or could reasonably be expected to impede, interfere with, delay, postpone or discourage the Merger or change in any manner the voting rights of any class of the Company Common Stock. Notwithstanding anything contained herein to the contrary, such irrevocable proxy will not be exercised by any Authorized Party unless Stockholder breaches his obligations under Section 1(a) of this Agreement.

(b)

Stockholder represents that any proxies heretofore given in respect of the Shares are revocable, and that any such proxies have been or are hereby revoked.

(c)

Stockholder hereby affirms that the irrevocable proxy set forth in this Section 10 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder in accordance with this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Stockholder hereby ratifies and confirms all that such

4

irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable prior to termination of this Agreement in accordance with the provisions of Section 212(e) of the DGCL. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 4. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon termination of this Agreement.

(d)

Any action taken by any such party pursuant to the proxy granted under this Section
10(a) shall provide that Stockholder may revoke such action effective upon termination of this Agreement.

11.

Partial Invalidity. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

12.

Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

If to Purchaser or Acquisition Sub, to:

CUNO Incorporated

400 Research Parkway

Meriden, CT 06450

Attention: John A. Tomich, General Counsel

Facsimile: (203) 238-8912

with a copy to:

Edwards & Angell, LLP

90 State House Square

Hartford, CT 06103

Attention   James I. Lotstein

Facsimile: (888) 325-9032

If to the Stockholder, to:

Mr. Robert C. Klas, Sr.

150 Marie Avenue E.

South St. Paul, MN 55118

Facsimile: 651-450-8498

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with a copy to:

Albert A. Woodward

Leonard, Street and Deinard

150 South Fifth Street, Suite 2300

Minneapolis, MN 55402

Facsimile: (612) 335-1657

or such other address or facsimile number as such party may hereafter specify for the purpose of notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

13.

Entire Agreement. This Voting Agreement contains the entire agreement of the parties concerning the subject matter and supercedes any prior agreements or understandings. No provision of this Voting Agreement shall be amended, waived, or supplemented other than by a written agreement that refers to this Voting Agreement and is signed by or on behalf of all the parties hereto.

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Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law rules of such state.

15.

Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights hereunder to any direct or indirect wholly owned subsidiary of the Purchaser; provided that any such assignment would not cause any delay in the consummation of the Merger; and provided further that no such assignment shall relieve the Purchaser of its obligations hereunder.

16.

Further Assurances. The Stockholder will, upon request, execute and deliver any additional documents reasonably necessary or desirable to complete and effectuate the covenants contained herein.

17.

No Third Party Beneficiaries; Etc.  Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The obligations of the Stockholder under this Agreement shall be several and not joint.

18.

Counterparts. This Voting Agreement may be executed in two or more counterparts, each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

PURCHASER:

STOCKHOLDER:

CUNO Incorporated

By /s/ Mark Kachur

/s/ Robert C. Klas, Sr.

________________________________________

________________________________________

Its Chairman, President & CEO

Robert C. Klas, Sr.

ACQUISITION SUB:

Minnie Acquisition, Inc.

By /s/ Mark Kachur

________________________________________

Its President & CEO

7

Exhibit A-2

VOTING AGREEMENT

 This Agreement is made as of May 26, 2004 by and among CUNO Incorporated a Delaware corporation (“Purchaser”), Minnie Acquisition, Inc., a Delaware corporation (“Acquisition Sub”) that is a wholly owned subsidiary of the Purchaser, and Robert C. Klas, Jr. (“Stockholder”) solely in his capacity as a stockholder of WTC Industries, Inc., a Delaware corporation (the “Company”), and not in his capacity as a director or officer of the Company.

WHEREAS, Stockholder personally owns 85,575 shares of the Company’s common stock (the “Shares”);

WHEREAS, Purchaser, Acquisition Sub and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, that Acquisition Sub will be merged with and into the Company (the “Merger”) on the terms of the Merger Agreement;

WHEREAS, Purchaser and Acquisition Sub would be unwilling to enter into the Merger Agreement unless Stockholder enters into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the benefits that will be received by Stockholder as a result of the consummation of the Merger Agreement, the parties agree as follows:

1.

Agreement to Vote Shares. During the period (the “Agreement Period”) beginning on the date hereof and ending on the earlier of (i) the Effective Time of the Merger (as defined in the Merger Agreement) and (ii) the termination of the Merger Agreement, except as described in Section 4 below, the Stockholder hereby agrees to vote the Shares and any other shares of the Company’s common stock that the Stockholder is entitled to vote at the time of such vote (“Additional Shares”), to approve and adopt the Merger Agreement, the Merger, all agreements related to the Merger that are contemplated by the Merger Agreement, and any actions directly and reasonably related thereto that are contemplated by the Merger Agreement, at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, the Merger, such agreements or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict the Stockholder from acting in the Stockholder’s capacity as a director or officer of the Company, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company.

2.

Not Voting for Alternative Proposals. During the Agreement Period, the Stockholder agrees that he will not vote, or exercise a consent with respect to, any of the Shares or Additional Shares in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any corporate action the consummation of which would either frustrate in any material respect the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

3.

Takeover Proposals. During the Agreement Period, the Stockholder will not, directly or indirectly, (i) solicit, initiate or knowingly take any action designed to facilitate the submission of any Takeover Proposal (as defined in the Merger Agreement) or (ii) engage in negotiations or discussions with, or furnish any nonpublic information relating to the Company or its Subsidiary (as defined in the Merger Agreement) or knowingly afford access to the properties, books or records of the Company or its Subsidiary (other than such components of such businesses, properties or assets that are generally accessible to the public) to, any third party that to the knowledge of the Stockholder is seeking to make, or has made, a Takeover Proposal. Notwithstanding the foregoing, the provisions of this Section 3 shall not be construed to limit acts taken by the Stockholder in his capacity as an officer or director of the Company and any such action by the Stockholder in his capacity as a director or officer of the Company that is taken in accordance with Section 3.4 of the Merger Agreement shall be deemed not to be a violation of this Voting Agreement.

4.

Termination. This Agreement shall terminate on the first to occur of (a) the Effective Time of the Merger; (b) the termination of the Merger Agreement; and (c) 180 calendar days after the date hereof. Notwithstanding the foregoing, if this Agreement is terminated as the consequence of the termination of the Merger Agreement pursuant to Section 9.1(b), (d) or (e) of the Merger Agreement, the provisions of Section 9 hereof (Recapture of Profits) shall survive termination of this Agreement and shall terminate (a) nine (9) months after termination of the Merger Agreement, if no Alternative Disposition has occurred within such nine (9) months or (b) at such time as Stockholder has discharged his obligations under Section 9 hereof, if an Alternative Disposition has occurred within nine (9) months after termination of the Merger Agreement. Stockholder shall have the right to terminate this Agreement by written notice to Purchaser if the terms of the Merger Agreement are amended without the written consent of Stockholder, but only if such amendment reduces the Common Payment, changes the form or mix of the Common Payment or otherwise adversely affects Stockholder.

5.

No Exercise of Appraisal Rights. The Stockholder hereby agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares or Additional Shares in connection with the Merger.

6.

Transfers of Shares by Stockholder. The Stockholder hereby agrees that if he sells, transfers, assigns, encumbers or otherwise disposes (each, a “Transfer”) of any Shares or Additional Shares during the Agreement Period, the Stockholder shall require the transferee of such Shares or Additional Shares to execute and deliver to Purchaser, Acquisition Sub and the Company, immediately upon any such Transfer, a voting agreement identical in form to this Voting Agreement except for the identity of the Stockholder prior to or concurrent with the consummation of such Transfer.

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7.

Stockholder’s Representations. The Stockholder hereby represents and warrants to Purchaser that as of the date hereof:

(a)

The Stockholder (i) owns of record and beneficially the number of Shares set forth in the preamble hereto, (ii) is entitled to vote all of the Shares, (iii) has the full legal capacity to enter into, execute and deliver this Voting Agreement without the consent or approval of any other person or entity, and (iv) has not entered into any other voting agreement with or granted any person or entity any proxy (revocable or irrevocable) with respect to the Shares (other than this Voting Agreement).

(b)

The Stockholder has duly executed and delivered this Agreement.

(c)

No investment banker, broker or finder is entitled to a commission or fee from the Stockholder in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

8.

Remedies. The parties hereto agree that if for any reason any party hereto shall have failed to perform its or his obligations under this Voting Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its or his obligations under this Voting Agreement.

9.

Recapture of Profits. If (A) the Merger Agreement is terminated either by the Purchaser pursuant to Section 9.1(d) of the Merger Agreement or by the Company pursuant to Section 9.1(e) of the Merger Agreement or by either the Purchaser or the Company pursuant to Section 9.1(b) of the Merger Agreement and (B) within nine (9) months after the date of such termination, Stockholder consummates the sale, transfer or other disposition for a consideration that is not at least ten percent (10%) greater than the consideration to which the Stockholder would have been entitled under the Merger Agreement of any or all of his Shares to or with any person or entity not an affiliate or associate of Purchaser, Acquisition Sub or the Company (but including a sale to the Company if such sale is a transactional element of a Takeover Proposal) (i) in connection with a Takeover Proposal or (ii) in a transaction or series of related transactions which would reasonably be expected to lead to or facilitate the making or consummation of a Takeover Proposal (such sale, transfer or other disposition of Shares being collectively referred to as an "Alternative Disposition"), and (C) within nine (9) months after the date of such termination of the Merger Agreement such Takeover Proposal or any other Takeover Proposal is consummated, then the Stockholder shall, within three Business Days of the closing of such Takeover Proposal, pay to Purchaser, the amount of the Profit, if any, realized by Stockholder from such Alternative Disposition, net of Stockholder's reasonably documented expenses in connection with such Alternative Disposition, any taxes incurred by Stockholder on such Profit and any legal fees incurred by Stockholder in connection with the execution, delivery and performance of this Agreement; provided, however, that the sale by Stockholder of any of his Shares pursuant to an underwritten public offering (so long as at the time of the closing of such

3

public offering there has not been publicly announced and pending a Takeover Proposal and Stockholder does not have actual knowledge of a planned Takeover Proposal) or a sale pursuant to Rule 144 of the Securities Act shall not be considered an Alternative Disposition which is subject to the provisions of this Section 5. As used in this Section, "Profit" shall be calculated on a per Stockholder Share basis and shall mean an amount equal to the excess, if any, of the per Stockholder Share proceeds received by Stockholder in such Alternative Disposition over the Common Payment (or such higher price as Purchaser and/or Acquisition Sub or their affiliates may offer pursuant to the Merger Agreement per share of Company Common Stock). Any such Profits received by Stockholder on such Alternative Disposition will be paid to Purchaser in the same form and in the same proportion as was received by Stockholder. Notwithstanding anything to the contrary contained herein, under no circumstances shall the Stockholder be required to pay to Purchaser an amount which would result in Stockholder retaining from such Alternative Disposition an amount less than Stockholder would have received had the Merger Agreement been consummated.

10.

Grant of Irrevocable Proxy; Appointment of Proxy.

(a)

Subject to the last sentence of subsection (c) hereunder, Stockholder hereby irrevocably grants to, and appoints, the President and the Chief Financial Officer of the Purchaser and each of their designees (individually, an “Authorized Party” and collectively, the “Authorized Parties”), and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Shares, or execute one or more written consents or approval in respect of the Shares, (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and the transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would result in a breach of any covenant or any other obligation or agreement of the Company under the Merger Agreement or in a breach in any material respect of any representation or warranty of the Company in the Merger Agreement; (iii) against any Takeover Proposal (other than with Purchaser and/or Acquisition Sub); and (iv) against any amendment of the Company’s Certificate of Incorporation and/or by-laws or any other action or agreement that is intended or could reasonably be expected to impede, interfere with, delay, postpone or discourage the Merger or change in any manner the voting rights of any class of the Company Common Stock. Notwithstanding anything contained herein to the contrary, such irrevocable proxy will not be exercised by any Authorized Party unless Stockholder breaches his obligations under Section 1(a) of this Agreement.

(b)

Stockholder represents that any proxies heretofore given in respect of the Shares are revocable, and that any such proxies have been or are hereby revoked.

(c)

Stockholder hereby affirms that the irrevocable proxy set forth in this Section 10 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder in accordance with this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy

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is executed and intended to be irrevocable prior to termination of this Agreement in accordance with the provisions of Section 212(e) of the DGCL. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 4. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon termination of this Agreement.

(d)

Any action taken by any such party pursuant to the proxy granted under this Section 10(a) shall provide that Stockholder may revoke such action effective upon termination of this Agreement.

11.

Partial Invalidity. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

12.

Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

If to Purchaser or Acquisition Sub, to:

CUNO Incorporated

400 Research Parkway

Meriden, CT 06450

Attention: John A. Tomich, General Counsel

Facsimile: (203) 238-8912

with a copy to:

Edwards & Angell, LLP

90 State House Square

Hartford, CT 06103

Attention   James I. Lotstein

Facsimile: (888) 325-9032

If to the Stockholder, to:

Mr. Robert C. Klas, Jr.

150 Marie Avenue E. South

St. Paul, MN  55118

Facsimile: (651) 450-8498

5

with a copy to:

Albert A. Woodward

Leonard, Street and Deinard

150 South Fifth Street, Suite 2300

Minneapolis, MN 55402

Facsimile: (612) 335-1657

or such other address or facsimile number as such party may hereafter specify for the purpose of notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

13.

Entire Agreement. This Voting Agreement contains the entire agreement of the parties concerning the subject matter and supercedes any prior agreements or understandings. No provision of this Voting Agreement shall be amended, waived, or supplemented other than by a written agreement that refers to this Voting Agreement and is signed by or on behalf of all the parties hereto.

14

Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law rules of such state.

15.

Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights hereunder to any direct or indirect wholly owned subsidiary of the Purchaser; provided that any such assignment would not cause any delay in the consummation of the Merger; and provided further that no such assignment shall relieve the Purchaser of its obligations hereunder.

16.

Further Assurances. The Stockholder will, upon request, execute and deliver any additional documents reasonably necessary or desirable to complete and effectuate the covenants contained herein.

17.

No Third Party Beneficiaries; Etc.  Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The obligations of the Stockholder under this Agreement shall be several and not joint.

18.

Counterparts. This Voting Agreement may be executed in two or more counterparts, each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

PURCHASER:

STOCKHOLDER:

CUNO Incorporated

By /s/ Mark Kachur

/s/ Robert C. Klas, Jr.

________________________________________

________________________________________

Its Chairman, President & CEO

Robert C. Klas, Jr.

ACQUISITION SUB:

Minnie Acquisition, Inc.

By /s/ Mark Kachur

________________________________________

Its President & CEO

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Exhibit A-3

VOTING AGREEMENT

 This Agreement is made as of May 26, 2004 by and among CUNO Incorporated a Delaware corporation (“Purchaser”), Minnie Acquisition, Inc., a Delaware corporation (“Acquisition Sub”) that is a wholly owned subsidiary of the Purchaser, and The TapeMark Company, a Minnesota corporation (“Stockholder”) solely in its capacity as a stockholder of WTC Industries, Inc., a Delaware corporation (the “Company”).

WHEREAS, Stockholder owns 104,545 shares of the Company’s common stock (the “Shares”);

WHEREAS, Purchaser, Acquisition Sub and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”) which provides, among other things, that Acquisition Sub will be merged with and into the Company (the “Merger”) on the terms of the Merger Agreement;

WHEREAS, Purchaser and Acquisition Sub would be unwilling to enter into the Merger Agreement unless Stockholder enters into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the benefits that will be received by Stockholder as a result of the consummation of the Merger Agreement, the parties agree as follows:

1.

Agreement to Vote Shares. During the period (the “Agreement Period”) beginning on the date hereof and ending on the earlier of (i) the Effective Time of the Merger (as defined in the Merger Agreement) and (ii) the termination of the Merger Agreement, except as described in Section 4 below, the Stockholder hereby agrees to vote the Shares and any other shares of the Company’s common stock that the Stockholder is entitled to vote at the time of such vote (“Additional Shares”), to approve and adopt the Merger Agreement, the Merger, all agreements related to the Merger that are contemplated by the Merger Agreement, and any actions directly and reasonably related thereto that are contemplated by the Merger Agreement, at any meeting or meetings of the stockholders of the Company, and at any adjournment thereof or pursuant to action by written consent, at or by which such Merger Agreement, the Merger, such agreements or such other actions, are submitted for the consideration and vote of the stockholders of the Company.

2.

Not Voting for Alternative Proposals. During the Agreement Period, the Stockholder agrees that it will not vote, or exercise a consent with respect to, any of the Shares or Additional Shares in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company or any corporate action the consummation of which would either frustrate in any material respect the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

3.

Takeover Proposals. During the Agreement Period, the Stockholder will not, directly or indirectly, (i) solicit, initiate or knowingly take any action designed to facilitate the submission of any Takeover Proposal (as defined in the Merger Agreement) or (ii) engage in negotiations or discussions with, or furnish any nonpublic information relating to the Company or its Subsidiary (as defined in the Merger Agreement) or knowingly afford access to the properties, books or records of the Company or its Subsidiary (other than such components of such businesses, properties or assets that are generally accessible to the public) to, any third party that to the knowledge of the Stockholder is seeking to make, or has made, a Takeover Proposal.

4.

Termination. This Agreement shall terminate on the first to occur of (a) the Effective Time of the Merger; (b) the termination of the Merger Agreement; and (c) 180 calendar days after the date hereof. Notwithstanding the foregoing, if this Agreement is terminated as the consequence of the termination of the Merger Agreement pursuant to Section 9.1(b), (d) or (e) of the Merger Agreement, the provisions of Section 9 hereof (Recapture of Profits) shall survive termination of this Agreement and shall terminate (a) nine (9) months after termination of the Merger Agreement, if no Alternative Disposition has occurred within such nine (9) months or (b) at such time as Stockholder has discharged its obligations under Section 9 hereof, if an Alternative Disposition has occurred within nine (9) months after termination of the Merger Agreement. Stockholder shall have the right to terminate this Agreement by written notice to Purchaser if the terms of the Merger Agreement are amended without the written consent of Stockholder, but only if such amendment reduces the Common Payment, changes the form or mix of the Common Payment or otherwise adversely affects Stockholder.

5.

No Exercise of Appraisal Rights. The Stockholder hereby agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares or Additional Shares in connection with the Merger.

6.

Transfers of Shares by Stockholder. The Stockholder hereby agrees that if it sells, transfers, assigns, encumbers or otherwise disposes (each, a “Transfer”) of any Shares or Additional Shares during the Agreement Period, the Stockholder shall require the transferee of such Shares or Additional Shares to execute and deliver to Purchaser, Acquisition Sub and the Company, immediately upon any such Transfer, a voting agreement identical in form to this Voting Agreement except for the identity of the Stockholder prior to or concurrent with the consummation of such Transfer.

7.

Stockholder’s Representations. The Stockholder hereby represents and warrants to Purchaser that as of the date hereof:

(a)

The Stockholder (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) owns of record and beneficially the number of Shares set forth in the preamble hereto, (iii) is entitled to vote all of the Shares, (iv) has all necessary corporate power to enter into, execute and deliver this Voting Agreement, and (v) has not entered into any other voting agreement with or granted any person

2

or entity any proxy (revocable or irrevocable) with respect to the Shares (other than this Voting Agreement).

(b)

The execution, delivery and performance by the Stockholder of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of the Stockholder, and no other consent or approval of any other person or entity, including the stockholders of the Stockholder, is necessary to authorize the execution and delivery by the Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby.

(c)

The Stockholder has duly executed and delivered this Agreement.

(d)

No investment banker, broker or finder is entitled to a commission or fee from the Stockholder in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

8.

Remedies. The parties hereto agree that if for any reason any party hereto shall have failed to perform its or its obligations under this Voting Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Voting Agreement.

9.

Recapture of Profits. If (A) the Merger Agreement is terminated either by the Purchaser pursuant to Section 9.1(d) of the Merger Agreement or by the Company pursuant to Section 9.1(e) of the Merger Agreement or by either the Purchaser or the Company pursuant to Section 9.1(b) of the Merger Agreement and (B) within nine (9) months after the date of such termination, Stockholder consummates the sale, transfer or other disposition for a consideration that is not at least ten percent (10%) greater than the consideration to which the Stockholder would have been entitled under the Merger Agreement of any or all of its Shares to or with any person or entity not an affiliate or associate of Purchaser, Acquisition Sub or the Company (but including a sale to the Company if such sale is a transactional element of a Takeover Proposal) (i) in connection with a Takeover Proposal or (ii) in a transaction or series of related transactions which would reasonably be expected to lead to or facilitate the making or consummation of a Takeover Proposal (such sale, transfer or other disposition of its Shares being collectively referred to as an "Alternative Disposition"), and (C) within nine (9) months after the date of such termination of the Merger Agreement such Takeover Proposal or any other Takeover Proposal is consummated, then the Stockholder shall, within three Business Days of the closing of such Takeover Proposal, pay to Purchaser, the amount of the Profit, if any, realized by Stockholder from such Alternative Disposition, net of Stockholder's reasonably documented expenses in connection with such Alternative Disposition, any taxes incurred by Stockholder on such Profit and any legal fees incurred by Stockholder in connection with the execution, delivery and performance of this Agreement; provided, however, that the sale by Stockholder of any of its Shares pursuant to an underwritten public offering (so long as at the time of the closing of such public offering there has not been publicly announced and pending a Takeover Proposal and

3

Stockholder does not have actual knowledge of a planned Takeover Proposal) or a sale pursuant to Rule 144 of the Securities Act shall not be considered an Alternative Disposition which is subject to the provisions of this Section 5. As used in this Section, "Profit" shall be calculated on a per Stockholder Share basis and shall mean an amount equal to the excess, if any, of the per Stockholder Share proceeds received by Stockholder in such Alternative Disposition over the Common Payment (or such higher price as Purchaser and/or Acquisition Sub or their affiliates may offer pursuant to the Merger Agreement per share of Company Common Stock). Any such Profits received by Stockholder on such Alternative Disposition will be paid to Purchaser in the same form and in the same proportion as was received by Stockholder. Notwithstanding anything to the contrary contained herein, under no circumstances shall the Stockholder be required to pay to Purchaser an amount which would result in Stockholder retaining from such Alternative Disposition an amount less than Stockholder would have received had the Merger Agreement been consummated.

10.

Grant of Irrevocable Proxy; Appointment of Proxy.

(a)    Subject to the last sentence of subsection (c) hereunder, Stockholder hereby irrevocably grants to, and appoints, the President and the Chief Financial Officer of the Purchaser and each of their designees (individually, an “Authorized Party” and collectively, the “Authorized Parties”), and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Shares, or execute one or more written consents or approval in respect of the Shares, (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and the transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would result in a breach of any covenant or any other obligation or agreement of the Company under the Merger Agreement or in a breach in any material respect of any representation or warranty of the Company in the Merger Agreement; (iii) against any Takeover Proposal (other than with Purchaser and/or Acquisition Sub); and (iv) against any amendment of the Company’s Certificate of Incorporation and/or by-laws or any other action or agreement that is intended or could reasonably be expected to impede, interfere with, delay, postpone or discourage the Merger or change in any manner the voting rights of any class of the Company Common Stock. Notwithstanding anything contained herein to the contrary, such irrevocable proxy will not be exercised by any Authorized Party unless Stockholder breaches its obligations under Section 1(a) of this Agreement.

(b)

Stockholder represents that any proxies heretofore given in respect of the Shares are revocable, and that any such proxies have been or are hereby revoked.

(c)

Stockholder hereby affirms that the irrevocable proxy set forth in this Section 10 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder in accordance with this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted hereby is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable prior to termination of this Agreement in accordance

4

with the provisions of Section 212(e) of the DGCL. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 4. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon termination of this Agreement.

(d)

Any action taken by any such party pursuant to the proxy granted under this Section 10(a) shall provide that Stockholder may revoke such action effective upon termination of this Agreement.

11.

Partial Invalidity. If any provision of this Voting Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Voting Agreement.

12.

Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

If to Purchaser or Acquisition Sub, to:

CUNO Incorporated

400 Research Parkway

Meriden, CT 06450

Attention: John A. Tomich, General Counsel

Facsimile: (203) 238-8912

with a copy to:

Edwards & Angell, LLP

90 State House Square

Hartford, CT 06103

Attention   James I. Lotstein

Facsimile: (888) 325-9032

If to the Stockholder, to:

The TapeMark Company

c/o Mr. Robert C. Klas, Sr.

150 Marie Avenue E.

South St. Paul, MN 55118

Facsimile: 651-450-8498

5

with a copy to:

Albert A. Woodward

Leonard, Street and Deinard

150 South Fifth Street, Suite 2300

Minneapolis, MN 55402

Facsimile: (612) 335-1657

or such other address or facsimile number as such party may hereafter specify for the purpose of notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

13.

Entire Agreement. This Voting Agreement contains the entire agreement of the parties concerning the subject matter and supercedes any prior agreements or understandings. No provision of this Voting Agreement shall be amended, waived, or supplemented other than by a written agreement that refers to this Voting Agreement and is signed by or on behalf of all the parties hereto.

14

Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law rules of such state.

15.

Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights hereunder to any direct or indirect wholly owned subsidiary of the Purchaser; provided that any such assignment would not cause any delay in the consummation of the Merger; and provided further that no such assignment shall relieve the Purchaser of its obligations hereunder.

16.

Further Assurances. The Stockholder will, upon request, execute and deliver any additional documents reasonably necessary or desirable to complete and effectuate the covenants contained herein.

17.

No Third Party Beneficiaries; Etc.  Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The obligations of the Stockholder under this Agreement shall be several and not joint.

18.

Counterparts. This Voting Agreement may be executed in two or more counterparts, each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

6

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

PURCHASER:

STOCKHOLDER:

CUNO Incorporated

The TapeMark Company

By /s/ Mark Kachur

/s/ Robert C. Klas, Jr.

________________________________________

________________________________________

Its Chairman, President & CEO

Its President

ACQUISITION SUB:

Minnie Acquisition, Inc.

By /s/ Mark Kachur

________________________________________

Its President & CEO

7